UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 5, 2011, (December 31, 2010)

VELVET ROPE SPECIAL EVENTS, INC.
(Exact name of registrant as specified in its Charter)

Delaware	333-154422	80-0217073
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

68 Harbin Road, Shenyang, Liaoning, People’s Republic of China, 110002
(Address of Principal Executive Offices)

86-24-2250-1035
(Registrant’s telephone number, including area code)

264 S. La Cienega Blvd., Suite 700
Beverly Hills, CA, USA, 90211
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

In this Form 8-K, references to “we,” “our,” “us,” “our company,” “the Company,” “Velvet Rope,” or the “Registrant” refer to Velvet Rope Special Events, Inc., a Delaware corporation.

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As more fully described in Item 2.01 below, effective December 31, 2010, we acquired China Currency Development Limited (“China Currency”), a Hong Kong corporation based in the People’s Republic of China (“PRC”) engaged in the sale, installation and service of security and safety systems.  The acquisition was carried out in accordance with a Share Exchange Agreement dated December 31, 2010 (the “Exchange Agreement”) among China Currency, Velvet Rope, Maneeja Noory (our controlling shareholder and former officer and director), and ACE Strategy Holidings Limited (“ACE”), a company incorporated in the British Virgin Islands on March 5, 2009, and the sole shareholder of China Currency prior to our acquisition.

China Currency was incorporated in Hong Kong on March 12, 2009 and has two wholly owned subsidiaries, Liaoning Huaxun Security Operation Service Co., Ltd. (“Liaoning”), and Shenyang Huaxun (“Shenyang Security”). Liaoning was incorporated as a “wholly owned foreign enterprise” in the PRC on April 7, 2009. Shenyang Security was incorporated in the PRC on March 23, 2006 and is itself a wholly owned subsidiary of Liaoning. Shenyang Security is the operating entity for the security and safety systems business of China Currency

The close of the Exchange Agreement transaction (the "Closing") took place on December 31, 2010 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding capital stock and ownership interests of China Currency (the “Interests”) from ACE. In exchange, we issued to the designees of China Currency 1,173,000 shares of our common stock and 68,445 warrants with each warrant to purchase 1 share of our common stock at an exercise price of $5.11 vested immediately and expiring on December 31, 2013. The material terms of the Exchange Agreement are more fully described in Exhibit 2.1 of this report.

As a consequence of China Currency becoming our wholly owned subsidiary, we have adopted the business of China Currency as operated by its wholly owned subsidiary Shenyang Security.  Since March 23, 2006, Shenyang Security has engaged in the sale, distribution, installation and maintenance of security and safety systems, as well as the development of software related to the operation of security and safety systems. Shenyang Security’s products include alarm, digital video surveillance, communications, and other systems for home, commercial, institutional, public and private security and safety purposes. Shenyang Security operates primarily in the People’s Republic of China (“PRC” or “China”). Because we have adopted the business of China Currency, all references in this report to “Velvet Rope”, the “Company”,“we”, “us”, “our” and similar terms refer collectively to Velvet Rope,

China Currency, Liaoning and Shenyang Security. Additionally, the consolidated financial statements in this report include the accounts of China Currency, Liaoning and Shenyang Security, for which we are the primary beneficiary. All inter-company accounts and transactions have been eliminated in consolidation.

This transaction is discussed more fully in Section 2.01 of this Report.

ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

ITEM 4.01    CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

ITEM 5.01    CHANGES IN CONTROL OF REGISTRANT

ITEM 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

CLOSING OF EXCHANGE AGREEMENT

As described in Item 1.01 above, on December 31, 2010 we acquired China Currency pursuant to a Share Exchange Agreement among China Currency, Velvet Rope, Maneeja Noory (our former controlling shareholder and former officer and director), and ACE Strategy Holdings Limited (“ACE”), a company incorporated in the British Virgin Islands and the sole shareholder of China Currency prior to our acquisition.  China Currency is a Hong Kong based company carrying on business in the security and safety systems industry.  The closing of the transaction took place on December 31, 2010 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding capital stock and ownership interests of China Currency from ACE. In exchange, we cancelled an aggregate of 3,920,000 shares of our common stock held by Maneeja Noory, our former director and officer, and issued to 15 non-US designees of ACE 1,173,000 shares, (approximately 84.20% of our common stock outstanding after the Closing) and 68,445 warrants with each warrant to purchase 1 share of our common stock at an exercise price of $5.11 per share.  The warrants vested immediately upon issuance and will expire on December 31, 2013.  Both the number and purchase price of the warrants are adjustable for any future dilution or concentration of our common stock resulting from a capital reorganization.  The aforementioned shares and warrants were issued in an offshore transactions relying on Regulation S of the Securities Act of 1933.

Pursuant to the Share Exchange Agreement, the Company is also obligated to use its commercially reasonable efforts to effect a 1 for 5.113636 forward share split and a name change to Eastern Security & Protection Services, Inc. within 90 days after the Closing Date.

On the Closing Date, China Currency became our wholly owned subsidiary. The complete terms of the Exchange Agreement are set out in Exhibit 2.1 of this report.  As of the Closing Date we had 1,393,000 shares issued and outstanding, and outstanding warrants to purchase 68,445 shares of our common shares exercisable until December 31, 2013 at a price of $5.11 per share.  There were no other outstanding convertible securities.

Also, effective as of December 31, 2010, Mr. Edmund Forister, resigned as our sole director and officer. Mr. Forister’s resignation did not result from any disagreement or dispute with the Company. On the same date, our board of directors increased its size from one to four members and appointed Mr. Rui Tan, Ms. Jing Wang, Mr. Chuan Gao, and Mr. Cheng Fang, to fill the ensuing vacancies. The directors’ appointments became effective upon the closing of the reverse acquisition on December 31, 2010.  In addition, our board of directors appointed Mr. Rui Tan to serve as our President, Chief Executive Officer, and Chair, Ms. Jing Wang to serve as our Chief Financial Officer, and Mr. Xin Tian to serve as our Chief Operating Officer. The appointments took effect immediately at the closing of the reverse acquisition.

CORPORATE HISTORY AND STRUCTURE

Background and Corporate History of Velvet Rope Special Events, Inc.

We were originally organized under the laws of the State of California on August 22, 2005, as Velvet Rope Special Events, Inc. and became a Delaware Corporation on June 17, 2008. From our inception, we were engaged in various business endeavors including full-service corporate and social event planning for organizations and individuals.  Recently, our management decided to redirect our business focus towards identifying and pursuing options regarding the acquisition of operating businesses.

On December 31, 2010, we completed a reverse acquisition transaction with China Currency Development Limited, Maneeja Noory (our former controlling shareholder and former officer and director), and ACE Strategy Holdings Limited (“ACE”),  pursuant to which we acquired 100% of the issued and outstanding capital stock of China Currency in exchange for 1,173,000 shares of our common stock, par value $0.0001, and 68,445 warrants with each warrant to purchase 1 share of our common stock at an exercise price of $5.11 per share.  The warrants vested immediately upon issuance and will expire on December 31, 2013.  Both the number and purchase price of the warrants are adjustable for any future dilution or concentration of our common stock resulting from a capital reorganization.  The 1,173,000 and 64,445 warrants issued to the designees of ACE constituted 84.94% of our issued and outstanding capital stock on a fully-diluted basis (which assumes the issuance of the common shares underlying the warrants) immediately after completion of the reverse acquisition and after giving effect to the concurrent cancellation of 3,920,000 shares of our common stock by Ms. Noory.

As a consequence of the Exchange Agreement we adopted the business of China Currency and its subsidiaries, Liaoning and Shenyang Security.

Corporate History of China Currency Development Limited and its Subsidiaries

Shenyang Huaxun Jiuding Venture Technology Co., Ltd (“Shenyang Security”) was incorporated on March 23, 2006 under the laws of the People’s Republic of China (“PRC”) with an initial contribution of RMB 3 million (approximately US$ 411,300). Shenyang Security provides designing, installation and testing services of security and safety systems, which integrates development, consulting, distributing, marketing, and maintenance of digital video surveillance and network communication.

Liaoning Huaxun Security Service Operation Co., Ltd (“Liaoning Huaxun”) was incorporated on April 7, 2009 under the laws of the PRC with an initial contribution of RMB 20 million (approximately US$ 2,934,000). Its business scope includes: designing, installation and maintenance services of security and safety systems; designing and installation of telecommunication system; integration of computer system; wholesale of electronic machinery product, computer and accessorial equipment.

China Currency Development Limited (“China Currency”) was incorporated on March 12, 2009 under the laws of Hong Kong as the holding company of Liaoning Huaxun.

On July 13 2009, the 10 individual shareholders of Shenyang Security entered into a transfer agreement with Liaoning Huaxun to transfer its ownership in Shenyang Security to Liaoning Huaxun. The consideration for the acquisition was RMB 3 million ($411,300).

On July 18, 2009, the 8 individual shareholders of Liaoning Huaxun entered into a transfer agreement with China Currency to transfer its ownership in Liaoning Huaxun to China Currency. The consideration for the acquisition was RMB 20 million ($2,934,000). Liaoning Huaxun’s business license has been updated to reflect China Currency as shareholder for Liaoning Huaxun.

For accounting purposes, the reverse acquisition transaction with China Currency was treated as a reverse acquisition, with China Currency as the acquirer and Velvet Rope Special Events, Inc. as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of China Currency and its subsidiaries.

The consolidated financial statements include the accounts of the China Currency, Liaoning Huaxun and Shenyang Security, for which the Company is the primary beneficiary. All inter-company accounts and transactions have been eliminated in consolidation.

Reorganization and Revised Structure

The following diagram sets forth the corporate structure of ACE before the reverse acquisition:

As a result of the consummation of the Exchange Agreement, as of December 31, 2010:

●	China Currency became our wholly-owned subsidiary;

●
In exchange for all of the outstanding shares in the capital stock of China Currency, the designees of ACE received 1,173,000 newly issued shares of our common stock and 68,445 warrants with each warrant to purchase 1 share of our common stock at an exercise price of $5.11 per share.  The warrants vested immediately upon issuance and will expire on December 31, 2013.  Both the number and purchase price of the warrants are adjustable for any future dilution or concentration of our common stock resulting from a capital reorganization.   .

●
Immediately following the closing of the reverse acquisition, 1,173,000 shares of our common stock and 68,445 warrants issued to the designees of ACE represent approximately 84.94% of our issued and outstanding shares on a fully diluted basis (which assumes the issuance of the shares underlying the 68,445 warrants).

The organization and ownership structure of the Company subsequent to the consummation of the reverse acquisition as summarized in the paragraphs above is as follows:
This transaction closed on December 31, 2010.

Background of Shenyang Huaxun (Shenyang Security)

Overview of Our Business

Shenyang Security was incorporated in the PRC on March 23, 2006 and is the entity through which our business is operated.  We are primarily engaged in the sales, distribution, installation and maintenance of security and safety products and systems, and the development of security and safety system related software.  Our customers are presently located almost exclusively in the PRC. and are primarily comprised of: (i) governmental entities, such as customs agencies, courts, public security bureaus, and prisons; (ii) non-profit organizations, including schools, museums, sports arenas, and libraries; and (iii) commercial entities, such as airports, hotels, real estate, banks, mines, railways, supermarkets, and entertainment venues; and, (iv) residential property owners and tenants. Our revenues are not concentrated within any one customer or group of related customers.

A majority of our revenues are derived from the sale and installation of packaged securityand safety solutions, including alarm, and surveillance, and first responder alert systems. We also provide after-sale service and maintenance of such systems. Because the majority of our revenues are derived from installations, they are generally non-recurring. Maintenance services for our packaged solutions are included for the first year following installation. Our customers may separately purchase ongoing maintenance services after the first year. We presently operate almost exclusively in Liaoning province in the Northeastern region of the People’s PRC. Our sales network covers most populated areas of Liaoning, but we rely on the provincial capital city of Shenyang for the majority of our revenues.  According to the PRC National Bureau of Statistics, Liaoning province had a total population of approximately 43 million people as of the end of 2008.

Our subsidiary Shenyang Security has an administrative office and distribution center located in the city of Shenyang.  Our corporate headquarters and the Company’s operations are located in City of Shenyang, Liaoning Province,

China. Substantially all of our employees are located in China. As of December 31, 2010, we had approximately 150 full time employees.

Our operations are fully equipped with warehousing, distribution and information management capabilities. As one of the first authorized security systems companies in Liaoning Province, we currently have two distribution centers in Shenyang. We have sold and serviced surveillance and safety systems to: 1) governmental entities, such as customs agencies, courts, public security bureaus, and prisons; (2) non-profit organizations, including schools, museums, sports arenas, and libraries; and, (3) commercial entities, such as airports, hotels, real estate, banks, mines, railways, supermarkets, and entertainment venues.

We have experienced increased revenues over the past two years. Our revenues increased from $2.73  million in fiscal year 2008 to $6.27 million in fiscal year 2009, representing an increase of approximately 129%. Similarly, our net income increased from $570,312 in fiscal 2008 to $1,783,955 in fiscal 2009, representing an increase of approximately 212%.  We strive to provide customer-driven, one-stop services to our clients and actively pursue acquisition prospects and other strategic opportunities to expand our product range and the scope and capacity of our services.

Our Industry

We operate in the security and personal protection industry in the Peoples Republic of China.  Because the PRC is home to approximately one-fifth of the world’s population and a rapidly expanding middle class, our management believes that the Chinese market presents significant potential for the safety and protection services industry.

The safety and protection industry in the PRC is highly fragmented. The government of the PRC aims to enhance the competitiveness and effectiveness of security and safety systems companies generally by encouraging the integration of operations and the optimization of resources allocation through corporate restructuring and consolidation at regional levels.
 In recent years, major security and safety systems companies in the PRC have started the industry consolidation process via mergers and acquisitions aimed at increasing market share and competitiveness.

Regulations promulgated by governmental agencies in China relating to the surveillance and safety industry often create opportunities for us. Currently, there are a number of current and planned regulations that we  believe offer significant growth opportunities. For example, sseveral ordinances have been passed by the Chinese government which require surveillance and safety systems to be installed in: (1) approximately 660 cities throughout China for street surveillance; (2) all entertainment locations starting from March 1, 2006; (3) all Justice Departments and Courts; and (4) all coal mines in China (currently estimated at 24,000) from the beginning of 2008.  Although there is no guarantee that we will benefit from these ordinances, we aim to compete for any resulting sales opportunities, whether through participation in contract bidding processes, strategic marketing initiatives, or industry and government relations strategies.  To that effect, we maintain a government policy monitoring group within our Company that regularly monitors changes in governmental regulations affecting the surveillance and safety industry in China. If we determine that a new regulation or a change to an existing regulation presents an opportunity for us, we will actively pursue that opportunity. We aim to act promptly in response to policy changes and to turn them into business opportunities with the goal of sustaining the growth we have achieved since the inception of our business.

We are also actively evaluating targets for near-term acquisition and other strategic opportunities to expand our business. Our desired acquisition targets are regional market leaders who operate customer and emergency service call centers, provide digital supervision alarm systems, guard dispatch or patrol vehicle services, and who provide safety and surveillance monitoring and alarm response services generally.  We are also seeking acquisition targets that carry on business in areas complementary to our current business, such a fire safety and access control.

Our Business

Our business has relationships with over 90 safety and security systems original equipment manufacturers throughout China. Typically, we enter into master agreements with our suppliers at the beginning of each year, which provide the general terms, prices and conditions for transactions in the supplier's products over the year. We then enter into separate purchase agreements each time we actually purchase products from a supplier. When we purchase the products from our suppliers, we take title to the items and book them as inventory. We then sell and install the products to our customers.

We have integrated operations in the sales and service of security and safety systems, our principal business. We conduct our business through Shenyang Security by purchasing from security and safety system suppliers and then selling, installing and servicing the products to our customers. Our security and safety systems business is focused on the market of Liaoning province, which includes major cities such as, Shenyang, Anshan, Benxi, Dalian, and Dandong, which have approximately 42 million people. We operate a large regional security and safety systems network in Liaoning province supported by strategically placed facilities. For the year ended December 31, 2009, revenue generated from our security and safety systems business was $6.27 million.

We sell, install and service over 400 products from approximately 90 suppliers through our distribution network in compliance with PRC regulations. In 2009, revenue derived from the sales, installation and service of third-party products constituted all of our revenue. The terms of our distribution agreements vary between suppliers and vary in terms of payment period, arrangement of delivery, pricing and quality requirements. The general payment terms vary from advance deposit, to cash on delivery, to payment up to 90 days from delivery, and the payment can be settled by means of bank collection, remittance, bills payable, postal check. The delivery is either to our warehouse, railway station, or prescribed destination within Shenyang City. The quality of safety and security systems supplied is in accordance with the prescribed national standard requirement. Our top 5 suppliers in our security and safety systems business accounted for 97% of our purchases in 2009.

Information Regarding our Operating Divisions

In fiscal year 2009, our operations were comprised of two operating divisions:

●	The Suppy and Installation Project Division provides design, sales, installation, of electronics security and safety systems to residential, commercial, industrial and governmental customers;

●	The Service Division provides security and safety services and maintenance; and,

With these two divisions, we are able to provide one-stop service to our customers, including not only products, but also services, installations, maintenance, software, system upgrading, and other related solutions, which we believe many of our competitors cannot match.

Supply and Installation Division

Our Installation Division performs installations of surveillance and safety products and systems for customer projects. It also provides project design, material supply, engineering, and operating maintenance services. Our Installation Segment has provided these services in China for five years and has successfully completed 10 projects in 2009.  Our Installation Segment supplied and installed surveillance and safety systems for various projects involving railways, schools, banks, highways, commercial buildings, and public security and government entities, among others.

In 2004, the Chinese government promulgated the “Safe City” (or “Plan 3111”) initiative, which requires about 660 cities throughout China to install and operate street surveillance, and we are a government-recommended Safe City vendor. Our Installation Division is devoted to constructing Safe City projects as well as many other surveillance and safety projects in China. Our one-stop technical support and service system including project design, material supply, engineering and operating maintenance, offers an all-covered solution.

Service Division

Our Service Division provides general services to our clients. Our Service Division offers a full range of surveillance and safety services, including network alarm response services, safety and surveillance products and solutions’ post-sale, maintenance services, software upgrading services, project integration services, security guard services, safety and surveillance consulting services, and safety and surveillance trustee services.

Principal Products

We sell security, surveillance and safety products supplied by third-party electronic companies. Our main products include standalone DVRs, embedded DVRs, mobile DVRs, digital cameras, intelligent control system software platforms, perimeter security alarm systems, monitors, and auxiliary apparatuses.

●	Standalone DVRs

The standalone DVR stores digital images captured by security cameras. It also controls the recording functions of the cameras and manages the storage of the data. This product has a pre-installed surveillance software system, which enables it to perform access control and recording functions. This product has the competitive features of small size, low cost and high reliability. The primary markets for this product are small- to medium-size businesses, non-profit organizations and private residences. It is generally used for small-scale surveillance and safety needs.

●	Embedded DVRs

Similar to the standalone DVR, the embedded DVR provides recording and compression functions. As compared to the standalone DVR, the embedded DVR has higher capacity to accommodate the recording functions for a greater number of cameras. The primary markets for these products are large projects and community security projects.

●	Mobile DVRs

Similar to the standalone DVR, the mobile DVR is smaller in size and has a maximum of 4 ports. The mobile DVR can be installed in a vehicle and enables recording of digital video images within the vehicle’s cabin. The primary markets for this product are the transportation industry and governmental agencies.

●	Digital Cameras

Digital cameras can be easily installed in most locations on a customer’s site. The range of cameras that we sell includes high-speed dome cameras, which can view 360 degrees, pan, zoom, and tilt, all at high speed, color Charge Coupled Device (CCD) cameras, indoor color CCD dome cameras, color/black and white CCD flying saucer cameras, infrared CCD multi-function cameras, mini-digital signal processing cameras, indoor standalone sphere CCD cameras, and network high-speed sphere CCD cameras.

●	Intelligent High-Speed Dome Cameras

The intelligent high-speed dome camera is an integrated camera system using high-speed, spherical, 360-degree movement. The high-speed dome camera is developed with a shield and platform. The shield protects the camera while the platform provides greater control over the camera’s direction and view. The intelligent high-speed dome camera is mostly used in mountainous, wet and unstable conditions.

●	Intelligent Control System Software Platforms

The intelligent control system software platforms are used for the management of all integration of security equipment and IP-based network security management software. We will continue to strengthen our software development platform with a more organic combination with hardware and software to achieve greater success when bidding for Safe City projects.

●	Perimeter Security Alarm Systems

The perimeter security alarm system is a motion sensor which concentrates on protecting all of the accessible entry points and prevents intrusion at home. The alarm system is highly resistant to interference and influence by environmental effects and the surrounding magnetic field.

●	Monitors

The security monitors provide high-definition video, reliability and color reducibility. Monitor products include LCD multiple screen combination panel walls, LCD advertising players, built-in quadruple LCD/CRT monitors, IP monitor, and progressive scanning color digital monitors.

Marketing

Our customers are primarily: (1) governmental entities, such as customs agencies, courts, public security bureaus, and prisons; (2) non-profit organizations, including schools, museums, sports arenas, and libraries; and (3) commercial entities, such as airports, hotels, real estate, banks, mines, railways, supermarkets, and entertainment venues; and (4) multi-unit residential real estate developers. Because a large percentage of our revenues are derived from the installation of surveillance and safety systems which are generally non-recurring, we do not rely exclusively on one single or a small group of customers. We generally do not generate significant revenues from any existing client after the installation project is completed unless that client has additional installation sites for which our services might be required.

We have developed a multi-tiered marketing plan, allowing us to effectively market products and services to our clients. We sell most of our products and services through our own distribution network. Our distribution and sales networks cover most of Liaoning’s populated areas, but we rely on the city of Shenyang for the majority of our revenues.

In addition to our own branch offices and employees, we cooperate with independent sales agents and have established close relationships with these sales agents in order to take advantage of their regional resources and provide products and services that are tailored to the needs of our customers in those regions.

Through this distribution and marketing network, we believe we can continue to promote our brand recognition, strengthen the management of our distribution network and improve our sales revenue and market share.

Seasonality

Our operating results and operating cash flows historically have been subject to seasonal variations. Our revenues are usually higher in the second half of the year than in the first half of the year, and the first quarter is usually the slowest quarter because fewer projects are undertaken during and around the Chinese spring festival.

Principal Customers

We have more than 1000 customers. Our customers are primarily: 1) governmental entities, such as customs agencies, courts, public security bureaus, and prisons; (2) non-profit organizations, including schools, museums, sports arenas, and libraries; (3) commercial entities, such as airports, hotels, real estate, banks, mines, railways, supermarkets, and entertainment venues; and (4) multi-unit residential real estate developers. Our five largest customers accounted for approximately 59.55% of our revenues for the year ended December 31, 2009.

Customer Type	Percentage of Revenue
Governmental Entities	7.91%
Non-Profit Organizations	6.34%
Commercial Entities	19.35%
Residential	63.12%
Other	3.21%

For the year ended December 31, 2009, our five largest customers were:

Customer Name	Address	Percentage of Sales
Liaoning Dongchuan Real Estate Development Co., Ltd.	No.128, Huanghe North Street, Huanggu District, Shenyang, Liaoning	28.71
Shenyang Cheng Jian Tong Xin Intelligence Engineering Co., Ltd.	Floor 7, No.8, Renao Road, Shenhe District, Shenyang, Liaoning	19.47
Shenyang Yu Tong Shi Jie Digital Scientific and Technical Engineering Co., Ltd.	No.54, Sanhao Street, Heping District, Shenyang, Liaoning	6.34
Shenyang Shenhe District Information Center	Shengjing Road, Shenhe District, Shenyang, Liaoning	3.24
Shenyang Shenhe District Government	Shengjing Road, Shenhe District, Shenyang, Liaoning	1.79

Principal Suppliers

Shenzhen is one of the biggest and most concentrated bases for electronic products in China. As a result, there are numerous suppliers and vendors of safety and security systems products. Because of the high level of competition among the suppliers, the prices of our principal products are relatively stable, and we are able to purchase these products at reasonable prices. We have entered into written contracts with several major suppliers and vendors.

We purchase all of the products we sell and install from PRC based manufacturers. We have approximately 90 suppliers. Our five largest suppliers accounted for approximately 97% of our costs for the year ended December 31, 2009.

For the year ended December 31, 2009, our five largest suppliers were:

Supplier Name	Address	Percentage of Purchased Products
Shenyang New Hongyu Scientific and Technical Co., Ltd.	No.2005, Wuchan Building, No.54, Sanhao Street, Heping District, Shenyang, Liaoning	53.28
Shenyang Jia Jie Wei Ye Electronic Co., Ltd.	No.1-20-3, No.90-1, Sanhao Street, Heping District, Shenyang, Liaoning	37.83
Shenyang New Development Area Xi Ke Rui Electronic Co., Ltd.	No.90, Sanhao Street, Heping District, Shenyang, Liaoning	3.11
Shenyang Wantai Security Electronic Sales Office Co., Ltd.	No.64, Sanhao Street, Heping District, Shenyang, Liaoning	1.82
Shenyang High Technical Development Area Jiang Yin Shuang Feng Electronic Scientific and Technical Co., Ltd.	No, 118, Sanhao Street, Heping District, Shenyang, Liaoning	1.03

Competition

There are many companies in China engaged in the business of surveillance and safety products and designing and installing surveillance and safety systems. The surveillance and safety industry in China is still nascent, and no company has obtained the dominating position. In addition, it is difficult in the surveillance and safety industry for very large companies to reap benefits from their size, because most of surveillance and safety projects require the product to be specially tailored to meet customers’ individual requirements.

In the surveillance and safety industry, competition is based on price, product quality, ability to distribute products, and ability to provide after-sales service.

We believe our major competitors include, but are not limited to, the following: China Network Communication Corporation; China Security & Surveillance Technology, Inc.; China Telecommunications Corporation; Zhejiang Dahua Technology Co., Ltd.; Huawei Technologies Co., Ltd.; Nanwang Information Industry Group Co., Ltd.; and, Harbin Synjones Electronic Co., Ltd.

Some of our competitors are larger than we are and possess greater name recognition, assets, personnel, sales, and financial resources. However, these competitors generally have higher prices for their products, and most of them do not have distribution networks in Liaoning that are as developed as ours.

We believe that the range of our product and service offerings, our brand recognition by the market, our capital resources, our relatively low labor costs, and our extensive distribution channels enable us to compete favorably in the market for the surveillance and safety products and services that we offer in China.

Government Regulations

Because most of our operating subsidiaries are located in the PRC, we are regulated by the national and local laws of the PRC.

There is no private ownership of land in China, and all land ownership is held by the government of the PRC, its agencies and collectives. Land use rights for commercial use can be obtained from the government for a period of up to 50 years, and are typically renewable. Land use rights can be transferred upon approval by the land administrative authorities of the PRC (State Land Administration Bureau) upon payment of the required land transfer fee.

In addition, we are also subject to the PRC’s foreign currency regulations. The PRC government has control over RMB reserves through, among other things, direct regulation of the conversion of RMB into other foreign currencies. Although foreign currencies which are required for “current account” transactions can be bought freely at authorized Chinese banks, the proper procedural requirements prescribed by Chinese law must be met. At the same time, Chinese companies are also required to sell their foreign exchange earnings to authorized Chinese banks and the purchase of foreign currencies for capital account transactions still requires prior approval of the Chinese government.

We believe that we are in material compliance with all registrations and requirements for the issuance and maintenance of all licenses required by the governing bodies, and that all license fees and filings are current.

Environmental Regulations

The major environmental regulations applicable to us include the PRC Environmental Protection Law, the PRC Law on the Prevention and Control of Water Pollution and its Implementation Rules, the PRC Law on the Prevention and Control of Air Pollution and its Implementation Rules, the PRC Law on the Prevention and Control of Solid Waste Pollution, and the PRC Law on the Prevention and Control of Noise Pollution.

We have not been named as a defendant in any legal proceedings alleging violation of environmental laws and have no reasonable basis to believe that there is any threatened claim, action or legal proceedings against us that would have a material adverse effect on our business, financial condition or results of operations due to any non-compliance with environmental laws.   To the knowledge of our management, we have been in full compliance with environmental protection regulations during at least the past three years.

Tax

Pursuant to the Provisional Regulation of China on Value Added Tax ("VAT") and their implementing rules, all entities and individuals that are engaged in the sale of goods, the provision of repairs and replacement services and the importation of goods in China are generally required to pay VAT at a rate of 17.0% of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayer. Further, when exporting goods, the exporter is entitled to a portion of or all the refund of VAT that it has already paid or borne.

Foreign Currency Exchange

Under the PRC foreign currency exchange regulations applicable to us, the Renminbi is convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions. Conversion of Renminbi for capital account items, such as direct investment, loan, security investment and repatriation of investment, however, is still subject to the approval of the PRC State Administration of Foreign Exchange, or SAFE. Foreign-invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from the SAFE. Capital investments by foreign-invested enterprises outside of China are also subject to limitations, which include approvals by the Ministry of Commerce, the SAFE and the State Reform and Development Commission.

Dividend Distributions

Under applicable PRC regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise in China are required to set aside at least 10.0% of their after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50.0% of its registered capital. These reserves are not distributable as cash dividends.

Intellectual Property

Our business depends, in part, on our ability to conduct our business without infringing on the proprietary rights of others. Similarly, we intend to maintain and protect all future intellectual property rights that may arise from our research and development activities. We rely primarily on employee and third-party confidentiality agreements to safeguard our intellectual property.  We intend to register any rights that we may have in the future and that arise under trademark, copyright or patent law, as reasonably required in order to ensure the success of our business.  As of December 31, 2010, we had not attempted to register any such rights.

PRC law provides that anyone wishing to exploit the patent of another must conclude a written licensing contract with the patent holder and pay the patent holder a fee. One rather broad exception to this, however, is that, where a party possesses the means to exploit a patent but cannot obtain a license from the patent holder on reasonable terms and in reasonable period of time, the PRC State Intellectual Property Office, or SIPO, is authorized to grant a compulsory license. A compulsory license can also be granted where a national emergency or any extraordinary state of affairs occurs or where the public interest so requires. SIPO, however, has not granted any compulsory license up to now. The patent holder may appeal such decision within three months from receiving notification by filing a suit in a people's court.

Research and Development

Currently, we have approximately 15 employees devoted to our research and development efforts, which are aimed at finding new varieties of products, improving existing products, improving overall product quality, and reducing production costs. We established a research and development center located in Shenyang in 2010.

Employees

We have approximately 148 full-time employees. Approximately 31 of them are administrative and accounting staff, approximately 15 of them are research and development staff and approximately 102 of them are engineers and sales staff.

As required by applicable Chinese law, we have entered into employment contracts with most of our officers, managers and employees. We believe that we maintain a satisfactory working relationship with our employees, and we have not experienced any significant labor disputes or any difficulty in recruiting staff for our operations. Our employees in China participate in a state pension plan organized by Chinese municipal and provincial governments. We are required to contribute monthly to the plan at the rate of 23% of the average monthly salary. In addition, we are required by Chinese law to cover employees in China with various types of social insurance. We believe that we are in material compliance with the relevant PRC laws.

With the expansion of our business operations and several anticipated acquisitions, we expect that the number of our employees will increase in the next 12 months.

Our management believes that we maintain good relations with our employees.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

Our operating history may not serve as an adequate basis to judge our future prospects and results of operations.

Our operating history may not provide a meaningful basis on which to evaluate our business. We cannot assure you that we will maintain our profitability or that we will not incur net losses in the future. We expect that our operating expenses will increase as we expand. Any significant failure to realize anticipated revenue growth could result in significant operating losses.

Due to the nature of our business, we do not have significant amounts of recurring revenues from our existing customers, and we are highly dependent on new business development.

Most of our revenues are derived from the installation of surveillance and safety systems which are generally non-recurring. Our customers are primarily governmental entities, non-profit organizations and commercial entities, such as airports, customs agencies, hotels, real estate developments, banks, mines, railways, supermarkets, and entertainment enterprises. We sell and install security systems for these customers and generate revenues from the sale of these systems to our customers and, to a lesser extent, from maintenance of these systems for our customers. After we have sold and installed a system at any particular customer site, we have generated the majority of revenues from that particular client. We do not expect to generate significant revenues from any existing client in future years unless that client has additional installation sites for which our services might be required. Therefore, in order to maintain a level of revenues each year that is at or in excess of the level of revenues we generated in prior years, we must identify and be retained by new clients. If our business development, marketing and sales techniques do not result in an equal or greater number of projects of at least comparable size and value for us in a given year compared to the prior year, then we may be unable to increase our revenues and earnings or even sustain current levels in the future.

A decrease or delay in state or local mandating and funding of surveillance and safety system installation and operation may cause our revenues and profits to decrease.

We depend substantially on national, state and local government laws mandating and funding surveillance and safety system installation and operation in China. We expect that this dependence will continue for the foreseeable future. If China’s priorities change, whether due to tightening budgets, shifting policy, or otherwise, initiatives such as the Safe City Project may be abandoned or cut back, and our financial condition and results of operations may suffer material adverse effects.

We may be unable to compete successfully against new and existing competitors.

The major market for our products and business operations is the cities, villages and towns of province. We may face increasing competition in the future as we expand our business in Liaoning province and our adjacent provinces. As we expand our operations in the sales and service security and safety systems market, we will encounter competition from other companies existing in our target markets, such as China Network Communication Corporation, China Security & Surveillance Technology, Inc., and China Telecommunications Corporation, and may face future competition from new foreign and domestic competitors entering the security and safety systems market in China. Our current and future competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional and distribution activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. Competition could reduce our market share or force us to lower our prices to unprofitable levels.

Our current business operations rely heavily upon Mr. Rui Tan, our Chief Executive Officer and Chair, and adding other key employees essential to growing our business.

We have been heavily dependent upon the expertise and management of Mr. Rui Tan, our Chair and Chief Executive Officer, and his continued services. The loss of Mr. Tan’s services could seriously interrupt our business operations. Although we have entered into an employment contract with Mr. Tan, pursuant to which Mr. Tan agrees to serve as our full time Chief Executive Officer, and Mr. Tan has not indicated any intention of leaving us, the loss of his service for any reason could have a very negative impact on our ability to fulfill our business plan.  In addition, we face competition for attracting skilled personnel. If we fail to attract and retain qualified personnel to meet current and future needs, this could slow our ability to grow our business, which could result in a decrease in market share.

The limited public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. Securities Laws.

Our management team has limited public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had sole responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; and (iii) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we cannot obtain additional funding, we may be required to: (i) limit our marketing efforts; and (ii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

Our business could be adversely affected by reduced levels of cash, whether from operations or from borrowings.

Historically, our principal sources of funds have been cash flows from operations and borrowings from banks and other institutions. Our operating and financial performance may generate less cash and could result in our failing to comply with our credit agreement covenants. We were in material compliance with these covenants in fiscal year 2009 and expect to be in compliance with these covenants during fiscal year 2010. However, our ability to remain in compliance in the future will depend on our future financial performance and may be affected by events beyond our control. There can be no assurance that we will generate sufficient earnings and cash flow to remain in compliance with the credit agreement, or that we will be able to obtain future amendments to the credit agreement to avoid a default. In the event of a default, there can be no assurance that we could negotiate a new credit agreement or that we could obtain a new credit agreement with satisfactory terms and conditions within a reasonable time period.

We sometimes extend credit to our customers. Failure to collect the trade receivables or untimely collection of them could affect our liquidity.

We extend credit to some of our customers while generally requiring no collateral. Generally, our customers pay in instalments, with a portion of the payment upfront, a portion of the payment upon receipt of our products by our customers and before the installation, and a portion of the payment after the installation of our products and upon satisfaction of our customer. Sometimes, a small portion of the payment will not be paid until after a certain period following the installation. We perform ongoing credit evaluations of our customers’ financial condition and generally have no difficulties in collecting our payments. However, if we encounter future problems collecting amounts due from our clients or if we experience delays in the collection of amounts due from our clients, our liquidity could be negatively affected.

If our subcontractors fail to perform their contractual obligations, our ability to provide services and products to our customers, as well as our ability to obtain future business, may be harmed.

Many of our contracts involve subcontracts with other companies upon which we rely to perform a portion of the services that we must provide to our customers. There is a risk that we may have disputes with our subcontractors, including disputes regarding the quality and timeliness of work performed by those subcontractors. A failure by one or more of our subcontractors to satisfactorily perform the agreed-upon services may materially and adversely impact our ability to perform our obligations to our customers, could expose us to liability and could have a material adverse effect on our ability to compete for future contracts and orders.

We may have difficulty defending our intellectual property rights from infringement resulting in lawsuits requiring us to devote financial and management resources that would have a negative impact on our operating results.

We regard our trademarks and other similar intellectual properties as critical to our success. We rely on trademark and other similar intellectual properties, as well as confidentiality and license agreements with certain of our employees, customers and others to protect our proprietary rights. We have received trademark registration for certain of our products in the PRC. No assurance can be given that our licenses will not be challenged, invalidated, infringed or circumvented, or that our intellectual property rights will provide competitive advantages to us. There can be no assurance that we will be able to obtain a license from a third-party technology that we may need to conduct our business or that such technology can be licensed at a reasonable cost.

Presently, we sell our products mainly in PRC. To date, no trademark or patent filings have been made other than in PRC. To the extent that we market our products in other countries, we may have to take additional action to protect our intellectual property. The measures we take to protect our proprietary rights may be inadequate and we cannot give you any assurance that our competitors will not independently develop products and processes that are substantially equivalent or superior to our own or copy our products.

There is no assurance that we will pay dividends to shareholders in the future.

Our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

We may incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Our growth strategy requires us to make acquisitions in the future which could subject us to significant risks, any of which could harm our business.

Our growth strategy includes identifying and acquiring or investing in suitable candidates on acceptable terms. Over time, we may acquire or make investments in other providers of products that complement our business and other companies in the security industry. The successful integration of these companies and any other acquired businesses require us to:

●	integrate and retain key management, sales, research and development, production and other personnel;

●	incorporate the acquired products or capabilities into our offerings from an engineering, sales and marketing perspective;

●	coordinate research and development efforts;

●	integrate and support pre-existing supplier, distribution and customer relationships; and

●	consolidate duplicate facilities and functions and combine back office accounting, order processing and support functions.

Acquisitions involve a number of risks and present financial, managerial and operational challenges, including:

●	diversion of management’s attention from running our existing business;

●	increased expenses, including travel, legal, administrative and compensation expenses resulting from newly hired employees;

●	increased costs to integrate personnel, customer base and business practices of the acquired company with our own;

●	adverse effects on our reported operating results due to possible write-down of goodwill associated with acquisitions;

●	potential disputes with sellers of acquired businesses, technologies, services, products and potential liabilities; and,

●	dilution to our earnings per share if we issue common stock in any acquisition.

Moreover, performance problems with an acquired business, technology, product or service could also have a material adverse impact on our reputation as a whole. Any acquired business, technology, product or service could significantly underperform relative to our expectations, and we may not achieve the benefits we expect from our acquisitions. Geographic distance between business operations, the compatibility of the technologies and operations being integrated and the disparate corporate cultures being combined also presents significant challenges. Acquired businesses are likely to have different standards, controls, contracts, procedures and policies, making it more difficult to implement and harmonize company-wide financial, accounting, billing, information and other systems. If we cannot overcome these challenges, we may not realize actual benefits from past and future acquisitions, which will impair our overall business results.

Our acquisition strategy also depends on our ability to obtain necessary government approvals, as described under “- Risks Related to Doing Business in China - We may be unable to complete a business combination transaction efficiently or on favorable terms due to complicated merger and acquisition regulations which became effective on September 8, 2006.”

Due to our rapid growth in recent years, our past results may not be indicative of our future performance so evaluating our business and prospects may be difficult.

Our business has grown and evolved rapidly in recent years as demonstrated by our growth in sales revenue from approximately $2,738,111 in 2008 to $6,273,361 in 2009. We may not be able to achieve similar growth in future periods, and our historical operating results may not provide a meaningful basis for evaluating our business, financial performance and prospects. Therefore, you should not rely on our past results or our historical rate of growth as an indication of our future performance. Management's estimates and assumptions affect reported amounts of expenses and changes in those estimates could impact operating results.

Goodwill and other indefinite-lived intangible assets are tested for impairment at least annually, and the results of such testing may adversely affect our financial results. We use a variety of valuation techniques in determining fair value. The impairment review is highly judgmental and involves the use of significant estimates and assumptions. These estimates and assumptions have a significant impact on the amount of any impairment charge recorded, and actual results may differ significantly from the estimates and assumptions used.

We recognize deferred tax assets and liabilities for the expected future tax consequences of events which are included in the financial statements or tax returns. In assessing the realizability of the deferred tax assets, management makes certain assumptions about whether the deferred tax assets will be realized. We expect the deferred tax assets currently recorded to be fully realizable; however, there can be no assurance that an increased valuation allowance would not need to be recorded in the future.

Our facilities, or facilities of our customers or suppliers, could be susceptible to natural disasters.

All of our facilities and many of the facilities of our customers and suppliers are located in China. Natural disasters, such as floods and earthquakes, occur frequently in China, and they pose substantial threats to businesses with operations there. As a developing country, China’s emergency-response ability is limited, and its ability to provide emergency reconstruction and other aid to businesses affected by natural disasters is limited. Should a natural disaster severely damage one of our facilities, or damage a major facility of one or more of our significant customers or suppliers, our business could be materially disrupted.

Our insurance coverage may be inadequate to protect us against losses.

Like many other Chinese companies, we do not carry property insurance coverage for our facilities and inventories and do not have any business liability, loss of data or business interruption insurance coverage for our operations in China. If any claims for injury are brought against us, or if we experience any business disruption, litigation or natural disaster, we might incur substantial costs and diversion of resources.

Our quarterly operating results are likely to fluctuate, which may affect our stock price.

Our quarterly revenues, expenses, operating results and gross profit margins vary from quarter to quarter. As a result, our operating results may fall below the expectations of securities analysts and investors in some quarters, which could result in a decrease in the market price of our common stock. The reasons our quarterly results may fluctuate include:

●	seasonality inherent in the surveillance and safety industry;

●	variations in profit margins attributable to product mix;

●	changes in the general competitive and economic conditions;

●	delays in, or uneven timing in the delivery of, customer orders;

●	the introduction of new products by us or our competitors; and

●	delays in surveillance and safety funding and budgetary restraints on national and local government spending.

Period to period comparisons of our results should not be relied on as indications of future performance.

Future government regulations or other standards could have an adverse effect on our operations.

Our operations are subject to a variety of laws, regulations and licensing requirements of national and local authorities in the PRC. In certain jurisdictions, we are required to obtain licenses or permits and to meet certain standards in the conduct of our business. The loss of such licenses, or the imposition of conditions to the granting or retention of such licenses, could have an adverse effect on us. In the event that these laws, regulations and/or licensing requirements change, we may be required to modify our operations or to utilize resources to maintain compliance with such rules and regulations. In addition, new regulations may be enacted that could have an adverse effect on us.

Our limited ability to protect our intellectual property, and the possibility that our technology could inadvertently infringe technology owned by others, may adversely affect our ability to compete.

We rely on a combination of trademarks, copyrights, trade secret laws, confidentiality procedures and licensing arrangements to protect our intellectual property rights. A successful challenge to the ownership of our technology could materially damage our business prospects. Our competitors may assert that our technologies or products infringe on their patents or proprietary rights. We may be required to obtain from others licenses that may not be available on commercially reasonable terms, if at all. Problems with intellectual property rights could increase the cost of our products or delay or preclude our new product development and commercialization. If infringement claims against us are deemed valid, we may not be able to obtain appropriate licenses on acceptable terms or at all. Litigation could be costly and time-consuming but may be necessary to protect our technology license positions or to defend against infringement claims.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated any of these laws could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are similarly subject to Chinese anti-corruption laws. We have operations, agreements with third parties and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants, sales agents or distributors of our Company, even though these parties are not always subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

China Currency is a Hong Kong company, while our operating subsidiaries are PRC companies, and most of our officers and directors reside outside the United States. Therefore, certain judgments obtained against our Company by our shareholders may not be enforceable in Hong Kong or China.

China Currency is a Hong Kong company and our operating subsidiaries are PRC companies. Most of our officers and directors reside outside of the United States. All or substantially all of our assets and the assets of these persons are located outside of the United States.

As a result, it may not be possible for investors to effect service of process within the United States upon our Company or such persons or to enforce against it or these persons the United States federal securities laws, or to enforce judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States, including the Securities Act and the Exchange Act.

Risks Related To Our Industry

Seasonality affects our operating results.

Our sales are affected by seasonality. Our revenues are usually higher in the second half of the year than in the first half of the year because fewer projects are undertaken during and around the Chinese spring festival.

Our success relies on our management’s ability to understand the highly evolving surveillance and safety industry.

The Chinese surveillance and safety industry is nascent and rapidly evolving. Therefore, it is critical that our management is able to understand industry trends and make good strategic business decisions. If our management is unable to identify industry trends and act in response to such trends in a way that is beneficial to us, our business will suffer.

If we are unable to respond to the rapid changes in our industry and changes in our customer’s requirements and preferences, our business, financial condition and results of operations could be adversely affected.

If we are unable, for technological, legal, financial or other reasons, to adapt in a timely manner to changing market conditions or customer requirements, we could lose customers and market share. The surveillance and safety industry is characterized by rapid technological change. Sudden changes in customer requirements and preferences, the frequent introduction of new products and services embodying new technologies and the emergence of new industry standards and practices could render our existing products, services and systems obsolete. The emerging nature of products and services in the surveillance and safety industry and their rapid evolution will require that we continually improve the performance, features and reliability of our products and services. Our success will depend, in part, on our ability to:

●	enhance our existing products and services;

●
anticipate changing customer requirements by designing, developing, and launching new products and services that address the increasingly sophisticated and varied needs of our current and prospective customers; and

●	respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

The development of additional products and services involves significant technological and business risks and requires substantial expenditures and lead time. If we fail to introduce products with new technologies in a timely manner, or adapt our products to these new technologies, our business, financial condition and results of operations could be adversely affected. We cannot assure you that even if we are able to introduce new products or adapt our products to new technologies that our products will gain acceptance among our customers. In addition, from time to time, we or our competitors may announce new products, product enhancements or technological innovations that have the potential to replace or shorten the life cycles of our existing products, and that may cause customers to refrain from purchasing our existing products, resulting in inventory obsolescence.

We may not be able to maintain or improve our competitive position among strong competition in the surveillance and safety industry, and we expect this competition to continue to intensify.

The Chinese surveillance and safety industry is highly competitive. In addition, since China joined the World Trade Organization, we also face competition from international competitors. Some of our international competitors are larger than us and possess greater name recognition, assets, personnel, sales and financial resources. These entities may be able to respond more quickly to changing market conditions by developing new products and services that meet customer requirements or are otherwise superior to our products and services and may be able to more effectively market their products than we can because they have significantly greater financial, technical and marketing resources than we do. They may also be able to devote greater resources than we can to the development, promotion and sale of their products. Increased competition could require us to reduce our prices, result in our receiving fewer customer orders, and result in a loss of our market share. We cannot assure you that we will be able to distinguish ourselves in a competitive market. To the extent that we are unable to successfully compete against existing and future competitors, our business, operating results and financial condition could be materially adversely affected.

Our product offerings involve a lengthy sales cycle and we may not anticipate sales levels appropriately, which could impair our profitability.

Some of our products and services are designed for medium to large commercial, industrial and government facilities desiring to protect valuable assets and/or prevent intrusion into high security facilities in China. Given the nature of our products and the customers that purchase them, sales cycles can be lengthy as customers conduct intensive investigations and deliberate between competing technologies and providers. For these and other reasons, the sales cycle associated with some of our products and services is typically lengthy and subject to a number of significant risks over which we have little or no control. If sales in any period fall significantly below anticipated levels, our financial condition and results of operations could suffer.

We could face liability for our failure to respond adequately to alarm activations.

The nature of the services we provide potentially exposes us to greater risks of liability for employee acts or omissions or system failures that may be inherent in other businesses. In the event of litigation with respect to such matters, our financial condition and results of operations could be materially and adversely affected. In addition, the costs of such litigation could have an adverse effect on us.

Risks Relating To The People’s Republic Of China

Substantially all of our operating assets are located in China and substantially all of our revenue will be derived from our operations in China so our business, results of operations and prospects are subject to the economic, political and legal policies, developments and conditions in China.

The PRC’s economic, political and social conditions, as well as government policies, could impair our business.  The PRC economy differs from the economies of most developed countries in many respects.  China’s GDP has grown consistently since 1978 (National Bureau of Statistics of China).  However, we cannot assure you that such growth will be sustained in the future. If, in the future, China’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could impair our ability to remain profitable.  The PRC’s economic growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may have a negative effect on us.  For example, our financial condition and results of operations may be hindered by PRC government control over capital investments or changes in tax regulations.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the use of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over PRC economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Adverse changes in political and economic policies of the PRC government could impede the overall economic growth of China, which could reduce the demand for our products and damage our business.

We conduct substantially all of our operations and generate most of our revenue in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many respects, including:

●	the higher level of government involvement;

●	the early stage of development of the market-oriented sector of the economy;

●	the rapid growth rate;

●	the higher level of control over foreign exchange; and

●	the allocation of resources.

As the PRC economy has been transitioning from a planned economy to a more market-oriented economy, the PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. While these measures may benefit the overall PRC economy, they may also have a negative effect on us.

Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the PRC government continues to exercise significant control over economic growth in China through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and imposing policies that impact particular industries or companies in different ways.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of surveillance and safety investments and expenditures in China, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our business and prospects.

The PRC government exerts substantial influence over the manner in which we conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Adverse changes in political and economic policies of the PRC government could impede the overall economic growth of China, which could reduce the demand for our products and damage our business.

We conduct substantially all of our operations and generate most of our revenue in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many respects, including:

●	the higher level of government involvement;

●	the early stage of development of the market-oriented sector of the economy;

●	the rapid growth rate;

●	the higher level of control over foreign exchange; and

●	the allocation of resources.

As the PRC economy has been transitioning from a planned economy to a more market-oriented economy, the PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. While these measures may benefit the overall PRC economy, they may also have a negative effect on us.

Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the PRC government continues to exercise significant control over economic growth in China through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and imposing policies that impact particular industries or companies in different ways.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of surveillance and safety investments and expenditures in China, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our business and prospects.

If the Ministry of Commerce, or MOFCOM, China Securities Regulatory Commission, or CSRC, or another PRC regulatory agency, determines that MOFCOM and CSRC approval of our merger was required or if other regulatory obligations are imposed upon us, we may incur sanctions, penalties or additional costs which would damage our business.

On August 8, 2006, six PRC regulatory agencies, including the MOFCOM and the CSRC, promulgated the Rules on Acquisition of Domestic Enterprises by Foreign Investors, or the M&A Rules, a new regulation with respect to the mergers and acquisitions of domestic enterprises by foreign investors that became effective on September 8, 2006.  Article 11 of the New M&A Rules requires when a domestic company, enterprise or natural person uses an offshore company legally established or controlled by the domestic company, enterprise or natural person to engage in the merger and acquisition of a related domestic company, the application must be submitted to MOFCOM for approval.  Article 40 of the New M&A Rules requires that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or directly by PRC companies or individuals should obtain the approval of the CSRC prior to the listing and trading of such offshore special purpose vehicle’s securities on an overseas stock exchange, especially in the event that the offshore special purpose vehicle acquires shares of or equity interests in the PRC companies in exchange for the shares of offshore companies.  Article 39 of the New M&A Rules defines an offshore special purpose vehicle as an offshore company directly or directly controlled by a PRC domestic company or natural person for the purpose of the offshore listing of their equity interests in the domestic company.  On September 21, 2006, the CSRC published on its official website procedures and filing requirements for offshore special purpose vehicles seeking CSRC approval of their overseas listings.

We believe that MOFCOM and CSRC approvals were not required for our merger transaction or for the listing and trading of our securities on a trading market because we are not an offshore special purpose vehicle that is directly or directly controlled by PRC companies or individuals.  Although the merger and acquisition regulations provide specific requirements and procedures, there are still many ambiguities in the meaning of many provisions.  Further regulations are anticipated in the future, but until there has been clarification either by pronouncements, regulation or practice, there is some uncertainty in the scope of the regulations and the regulators have wide latitude in the enforcement of the regulations and approval of transactions.  If the MOFCOM, CSRC or another PRC regulatory agency subsequently determines that the MOFCOM and CSRC approvals were required, we may face sanctions by the MOFCOM, CSRC or another PRC regulatory agency.  If this happens, these regulatory agencies may impose fines and penalties on our operations in China, limit our operating privileges in China, delay or restrict the repatriation of the net proceeds, restrict or prohibit payment or remittance of dividends paid by Shenyang Security, or take other actions that could damage our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities.

The New M&A Rules establish more complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisition in China.

The New M&A Rules establish additional procedures and requirements that could make some acquisitions of PRC companies by foreign investors, such as ours, more time-consuming and complex, including requirements in some instances that the approval of the Ministry of Commerce shall be required for transactions involving the shares of an offshore listed company being used as the acquisition consideration by foreign investors.  In the future, we may grow our business in part by acquiring complementary businesses.  Complying with the requirements of the New M&A Rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

If the PRC imposes restrictions designed to reduce inflation, future economic growth in the PRC could be severely curtailed which could hurt our business and profitability.

While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country.  Rapid economic growth often can lead to growth in the supply of money and rising inflation.  In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending.  Imposition of similar restrictions may lead to a slowing of economic growth, a decrease in demand for our products and generally damage our business and profitability.

Fluctuations in exchange rates could harm our business and the value of our securities.

The value of our ordinary shares will be directly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Because substantially all of our earnings and cash assets are denominated in RMB and the net proceeds (after the payment of fees and expenses in connection with the Private Placement) received by us from the Private Placement will be denominated and our financial results are reported in U.S. dollars, fluctuations in the exchange rate between the U.S. dollar and the RMB will affect the relative purchasing power of these proceeds, our balance sheet and our earnings per share in U.S. dollars following this offering.  In addition, appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations.  Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.  Since July 2005, the RMB has not been pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively.

We are subject to the PRC’s rules and regulations on currency conversion.  In the PRC, the State Administration for Foreign Exchange, or SAFE, regulates the conversion between Renminbi and foreign currencies. Currently, foreign investment enterprises, or FIEs, are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” As a result of our ownership of Shenyang Security, Shenyang Security is a FIE.  With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “current account” and “capital account.” Currency conversion within the scope of the “current account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE.  However, conversion of currency in the “capital account,” including capital items such as direct foreign investment, loans and securities, still require approval of the SAFE. Further, any capital contributions to Shenyang Security by its offshore shareholder must be approved by the Ministry of Commerce in China or its local counterpart. We cannot assure you that the PRC regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations it may have outside of the PRC.

In August 2008, SAFE promulgated Circular 142, a notice regulating the conversion by FIEs of foreign currency into Renminbi by restricting how the converted Renminbi may be used.  Circular 142 requires that Renminbi converted from the foreign currency-dominated capital of a FIE may only be used for purposes within the business scope approved by the applicable government authority and may not be used for equity investments within the PRC unless specifically provided for otherwise.  In addition, SAFE strengthened its oversight over the flow and use of Renminbi funds converted from the foreign currency-dominated capital of a FIE.  The use of such Renminbi may not be changed without approval from SAFE, and may not be used to repay Renminbi loans if the proceeds of such loans have not yet been used.  Violations of Circular 142 may result in severe penalties, including substantial fines as set forth in the SAFE rules.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability and limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us, or otherwise adversely affect us.

SAFE issued a public notice in October 2005, or the SAFE notice, requiring PRC residents to register with the local SAFE branch before establishing or controlling any company outside of China for the purpose of capital financing with assets or equities of PRC companies, referred to in the notice as an “offshore special purpose company.” PRC residents that are shareholders of offshore special purpose companies established before November 1, 2005 were required to register with the local SAFE branch before March 31, 2006.The failure of our beneficial owners to timely amend their SAFE registrations pursuant to the SAFE notice or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in the SAFE notice may subject such beneficial owners to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute dividends to our company or otherwise adversely affect our business.

Because Chinese law governs many of our material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

Chinese law governs many of our material agreements, some of which may be with Chinese governmental agencies. We cannot assure you that we will be able to enforce any of our material agreements or that remedies will be available outside of the PRC.  The system of laws and the enforcement of existing laws and contracts in the PRC may not be as certain in implementation and interpretation as in the United States. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

Because our funds are held in banks in uninsured PRC bank accounts, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Funds on deposit at banks and other financial institutions in the PRC are often uninsured.  A significant portion of our assets are in the form of cash deposited with banks in the PRC, and in the event of a bank failure, we may not have access to our funds on deposit.  Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries.

As an offshore holding company of our PRC operating subsidiaries, we may make loans to our PRC subsidiaries. Any loans to our PRC subsidiaries are subject to approval by relevant governmental authorities in China and other requirements under relevant PRC regulations.

We may also decide to finance our PRC subsidiaries by means of capital contributions. According to the relevant PRC regulations on foreign-invested enterprises in China, depending on the amount of total investment and the type of business in which a foreign-invested enterprise is engaged, capital contributions to foreign-invested enterprises in China are subject to approval by the Ministry of Commerce or its local branches. We may not obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our PRC subsidiaries. If we fail to receive such approvals, our ability to capitalize our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Our business could be severely harmed if the Chinese government changes its policies, laws, regulations, tax structure or its current interpretations of its laws, rules and regulations relating to our operations in China.

Our business is located in Liaoning province, China and virtually all of our assets are located in China.  We generate our sales revenue only from customers located in China.  Our results of operations, financial state of affairs and future growth are, to a significant degree, subject to China’s economic, political and legal development and related uncertainties. Our operations and results could be materially affected by a number of factors, including, but not limited to

●	Changes in policies by the Chinese government resulting in changes in laws or regulations or the interpretation of laws or regulations;

●	Changes in taxation;

●	Changes in employment restrictions;

●	Import duties; and,

●	Currency revaluation.

Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activities and greater economic decentralization. If the Chinese government does not continue to pursue its present policies that encourage foreign investment and operations in China, or if these policies are either not successful or are significantly altered, then our business could be harmed.  Following the Chinese government’s policy of privatizing many state-owned enterprises, the Chinese government has attempted to augment its revenues through increased tax collection.  It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.  Continued efforts to increase tax revenues could result in increased taxation expenses being incurred by us.  Economic development may be limited as well by the imposition of austerity measures intended to reduce inflation, the inadequate development of infrastructure and the potential unavailability of adequate power and water supplies, transportation and communications.  In addition, the Chinese government continues to play a significant role in regulating industry by imposing industrial policies.

The Chinese laws and regulations which govern our current business operations are sometimes vague and uncertain and may be changed in a way that hurts our business.

China’s legal system is a civil law system based on written statutes, in which system decided legal cases have little value as precedents, unlike the common law system prevalent in the United States. There are substantial uncertainties regarding the interpretation and application of Chinese laws and regulations, including but not limited to the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings.  The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade.  However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.   We are considered an FIE under Chinese laws, and as a result, we must comply with Chinese laws and regulations.  We cannot predict what effect the interpretation of existing or new Chinese laws or regulations may have on our business.  If the relevant authorities find us to be in violation of Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation: levying fines; revoking our business and other licenses; requiring that we restructure our ownership or operations; and requiring that we discontinue any portion or all of our business.

A slowdown or other adverse developments in the Chinese economy may materially and adversely affect our customers’ demand for our services and our business.

All of our operations are conducted in China and all of our revenues are generated from sales to businesses operating in China.  Although the Chinese economy has grown significantly in recent years, such growth may not continue. We do not know how sensitive we are to a slowdown in economic growth or other adverse changes in the Chinese economy which may affect demand for our products.  A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in China may materially reduce the demand for our services and in turn reduce our results of operations.

Failure to comply with the U.S. Foreign Corrupt Practices Act and Chinese Anti-Corruption Laws could subject us to penalties and other adverse consequences.

Our executive officers, employees and other agents may violate applicable law in connection with the marketing or sale of our products, including China’s anti-corruption laws and the U.S. Foreign Corrupt Practices Act, or the FCPA, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business.  In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls.  Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. The PRC also strictly prohibits bribery of government officials.  However, corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC.

While we intend to implement measures to ensure compliance with the FCPA and Chinese anti-corruption laws by all individuals involved with our company, our employees or other agents may engage in such conduct for which we might be held responsible.  If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.  In addition, our brand and reputation, our sales activities or the price of our ordinary shares could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

The implementation of the new PRC Employment Contract Law and increases in the labor costs in China may hurt our business and profitability.

A new employment contract law became effective on January 1, 2008 in China. It imposes more stringent requirements on employers in relation to entry into fixed-term employment contracts, recruitment of temporary employees and dismissal of employees. In addition, under the newly promulgated Regulations on Paid Annual Leave for Employees, which also became effective on January 1, 2008, employees who have worked continuously for more than one year are entitled to paid vacation ranging from 5 to 15 days, depending on the length of the employee’s service. Employees who waive such vacation entitlements at the request of the employer will be compensated for three times their normal daily salaries for each vacation day so waived. As a result of the new law and regulations, our labor costs may increase. There is no assurance that disputes, work stoppages or strikes will not arise in the future. Increases in the labor costs or future disputes with our employees could damage our business, financial condition or operating results.

Under the PRC EIT Law, we, Liaoning and/or China Currency may be classified as a “resident enterprise” of the PRC. Such classification could result in tax consequences to us, our non-PRC resident shareholders, Liaoning and China Currency.

On March 16, 2007, the National People’s Congress approved and promulgated a new tax law, the PRC Enterprise Income Tax Law, or “EIT Law,” which took effect on January 1, 2008. Under the EIT Law, enterprises are classified as resident enterprises and non-resident enterprises. An enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define “de facto management bodies” as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise; however, it remains unclear whether the PRC tax authorities would deem our managing body as being located within China. Due to the short history of the EIT Law and lack of applicable legal precedents, the PRC tax authorities determine the PRC tax resident treatment of a foreign company on a case-by-case basis.

If the PRC tax authorities determine that we, Liaoning and/or China Currency are a “resident enterprise” for PRC enterprise income tax purposes, a number of PRC tax consequences could follow. First, we, Liaoning and/or China Currency could be subject to the enterprise income tax at a rate of 25 percent on our, Liaoning’ and/or China Currency’s worldwide taxable income, as well as PRC enterprise income tax reporting obligations. Second, under the EIT Law and its implementing rules, dividends paid between “qualified resident enterprises” are exempt from enterprise income tax. As a result, if we, Liaoning and China Currency are treated as PRC “qualified resident enterprises,” all dividends paid from Shenyang Security to us (through China Currency and Liaoning) should be exempt from PRC tax.

Finally, the new “resident enterprise” classification could result in a situation in which a 10 percent PRC tax is imposed on dividends we pay to our non-PRC stockholders that are not PRC tax “resident enterprises” and gains derived by them from transferring our common stock, if such income is considered PRC-sourced income by the relevant PRC authorities. In such event, we may be required to withhold a 10 percent PRC tax on any dividends paid to non-PRC resident stockholders. Our non-PRC resident stockholders also may be responsible for paying PRC tax at a rate of 10 percent on any gain realized from the sale or transfer of our common stock in certain circumstances. We would not, however, have an obligation to withhold PRC tax with respect to such gain.

Moreover, the State Administration of Taxation (“SAT”) released Circular Guoshuihan No. 698 (“Circular 698”) on December 15, 2009 that reinforces the taxation of non-listed equity transfers by non-resident enterprises through overseas holding vehicles. Circular 698 addresses direct share transfers as well as other issues. Circular 698 is retroactively effective from January 1, 2008. According to Circular 698, where a foreign (non-PRC resident) investor who directly holds shares in a PRC resident enterprise through a non-PRC offshore holding company directly transfers equity interests in a PRC resident enterprise by selling the shares of the offshore holding company, and the latter is located in a country or jurisdiction where the effective tax burden is less than 12.5 percent or where the offshore income of his, her, or its residents is not taxable, the foreign investor is required to provide the PRC tax authority in charge of that PRC resident enterprise with certain relevant information within 30 days of the transfer. The tax authorities in charge will evaluate the offshore transaction for tax purposes. In the event that the tax authorities determine that such transfer is abusing forms of business organization and a reasonable commercial purpose for the offshore holding company other than the avoidance of PRC income tax liability is lacking, the PRC tax authorities will have the power to re-assess the nature of the equity transfer under the doctrine of substance over form. A reasonable commercial purpose may be established when the overall international (including U.S.) offshore structure is set up to comply with the requirements of supervising authorities of international (including U.S.) capital markets. If the SAT’s challenge of a transfer is successful, it may deny the existence of the offshore holding company that is used for tax planning purposes and subject the seller to PRC tax on the capital gain from such transfer. Since Circular 698 has a short history, there is uncertainty as to its application. We (or a foreign investor) may become at risk of being taxed under Circular 698 and may be required to expend valuable resources to comply with Circular 698 or to establish that we (or such foreign investor) should not be taxed under Circular 698, which could have a material adverse effect on our financial condition and results of operations (or such foreign investor’s investment in us).

If any such PRC tax applies, a non-PRC resident investor may be entitled to a reduced rate of PRC tax under an applicable income tax treaty and/or a deduction against such investor’s domestic taxable income or a foreign tax credit against such investor’s domestic income tax liability (subject to applicable conditions and limitations). In the case of a U.S. Holder (as defined in the section of this prospectus captioned “Material United States Federal Income Tax Considerations—General”), if a PRC tax applies to dividends paid on our common stock, or to gain from the disposition of our common stock, such tax should be treated as a foreign tax eligible for a deduction from such holder’s U.S. federal taxable income or a foreign tax credit against such holder’s U.S. federal income tax liability (subject to applicable conditions and limitations). In addition, the U.S. Holder should be entitled to certain benefits under the Agreement between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income (the “U.S.-PRC Tax Treaty”), including the treatment of any such income as arising in the PRC for purposes of calculating such foreign tax credit, if such holder is considered a resident of the United States for the purposes of the U.S.-PRC Tax Treaty. Prospective investors should consult with their own tax advisors regarding the applicability of any such taxes, the effects of any applicable income tax treaties, and any available foreign tax credits. For further information, see the discussion in the sections of this prospectus entitled “Material United States Federal Income Tax Considerations” and “Material PRC Income Tax Considerations” below.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiaries in China. Our operating subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference, but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, all of our executive officers and all but one of our directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to effect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese officers, directors and subsidiaries.

It may be difficult to affect service of process and enforcement of legal judgments upon our company and our officers and directors because they reside outside the United States.

As our operations are presently based in PRC and a majority of our directors and all of our officers reside in PRC, service of process on our company and such directors and officers may be difficult to effect within the United States. Also, our main assets are located in PRC and any judgment obtained in the United States against us may not be enforceable outside the United States.

Risks Related To The Market For Our Stock

The market price of our common stock can become volatile, leading to the possibility of its value being depressed at a time when you may want to sell your holdings.

The market price of our common stock can become volatile. Numerous factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly. These factors include: our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors; changes in financial estimates by us or by any securities analysts who might cover our stock; speculation about our business in the press or the investment community; significant developments relating to our relationships with our customers or suppliers; stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industry; customer demand for our products; investor perceptions of our industry in general and our Company in particular; the operating and stock performance of comparable companies; general economic conditions and trends; announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures; changes in accounting standards, policies, guidance, interpretation or principles; loss of external funding sources; sales of our common stock, including sales by our directors, officers or significant stockholders; and additions or departures of key personnel. Securities class action litigation is often instituted against companies following periods of volatility in their stock price. Should this type of litigation be instituted against us, it could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to the operating performance of particular companies. These market fluctuations may adversely affect the price of our common stock and other interests in our Company at a time when you want to sell your interest in us. We do not intend to pay dividends on shares of our common stock for the foreseeable future.

We have never declared or paid any cash dividends on shares of our common stock.

We intend to retain any future earnings to fund the operation and expansion of our business and, therefore, we do not anticipate paying cash dividends on shares of our common stock in the foreseeable future.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our common stock becomes a “penny stock,” we may become subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by the Penny Stock Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Certain provisions of our Articles of Incorporation may make it more difficult for a third party to effect a change-of-control.

As of December 31, 2010, there were 1,393,000 shares of our common stock issued and outstanding. Our officers and directors own approximately 84.20% of our common stock. As a result, they are able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions including business combinations. Yet our officers’ and directors’ interests may differ from those of other stockholders. Furthermore, ownership of 84.20% of our common stock by our officers and directors reduces the public float and liquidity of our stock, and may therefore adversely affect the market price of our common stock,

We are not likely to pay cash dividends in the foreseeable future.

We intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

Our common stock is illiquid and subject to price volatility unrelated to our operations.

If a market for our common stock does develop, its market price could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting us or our competitors. In addition, the stock market itself is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Investors may have difficulty liquidating their investment because our common stock is subject to the “penny stock" rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale.

Our common stock may be subject to regulations prescribed by the SEC relating to "penny stocks." The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price (as defined in such regulations) of less than $5 per share, subject to certain exceptions. These regulations impose additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 and individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 (individually) or $300,000 (jointly with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Legal remedies, which may be available to the investor, are as follows:

●	If penny stocks are sold in violation of the investor's rights listed above, or other federal or state securities laws, the investor may be able to cancel his purchase and get his money back;
●	If the stocks are sold in a fraudulent manner, the investor may be able to sue the persons and firms that caused the fraud for damages;
●	If the investor has signed an arbitration agreement, however, s/he may have to pursue a claim through arbitration.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the SEC's rules may limit the number of potential purchasers of the shares of our common stock and stockholders may have difficulty selling their securities.

A large number of shares may be eligible for future sale and may depress our stock price.

We may be required, under terms of future financing arrangements, to offer a large number of common shares to the public, or to register for sale by future private investors a large number of shares sold in private sales to them.

Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then-current market price of our common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities, either of which would decrease the value of any earlier investment in our common stock.

FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The Audited Consolidated Financial Statements of China Currency Development Limited, as of December 31, 2009 and 2008 and the Unaudited Consolidated Financial Statements as of September 30, 2010, are found below beginning on pages 34 - 57 of this current report, respectively, and are incorporated herein by reference.

CHINA CURRENCY DEVELOPMENT LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
China Currency Development Limited

We have audited the accompanying consolidated balance sheets China Currency Development Limited and Subsidiaries (“the Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, comprehensive income, stockholders' equity and cash flows for the years then ended. The Company’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2009 and 2008, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

/s/ Morison Cogen LLP

Bala Cynwyd, Pennsylvania
January 6, 2011

CHINA CURRENCY DEVELOPMENT LIMITED

CONSOLIDATED BALANCE SHEETS

December 31, 2009 AND 2008

(Amounts in US dollar)

	2009	2008
Assets
Current assets
Cash and cash equivalents	356,176	392,959
Accounts receivable	868,186	1,199,086
Inventories	47,465	704,676
Retention receivable	298,574	6,564
Other receivables	2,393,548	350,621
Prepayment and deposits	173,260	6,195
Advance to suppliers	90,151	24,939
Due from related parties	671,723	79,718
Total current assets	4,899,083	2,764,758
Property, plant and equipment, net	1,512,445	805,558
Land use rights, net	2,145,488	-
Total assets	8,557,016	3,570,316

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	468,485	1,402,418
Dividend payable	2,934,000	-
Accrued expenses	15,166	2,250
Deferred maintenance revenue	2,046,824	501,347
Taxes payable	105,570	237,208
Due to related parties	407,040	312,572
Other current liabilities	192,957	73,790
Total liabilities	6,170,042	2,529,585

Stockholders’ equity

COMMON STOCK, par value at $0.129 per share, 10,000 shares authorized, issued and outstanding as of December 31, 2009 and 2008	1,290	1,290
Additional paid in capital	-	410,010
Statutory reserve	241,023	59,344
Retained earnings unappropriated	2,132,150	529,874
Accumulated other comprehensive income	12,511	40,213
Total stockholders’ equity	2,386,974	1,040,731
Total liabilities and stockholders’ equity	8,557,016	3,570,316

The accompanying notes are an integral part of these consolidated financial statements.

CHINA CURRENCY DEVELOPMENT LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2009 AND 2008

(Amounts in US dollar)

	2009	2008

Revenues	6,273,361	2,738,111
Cost of goods sold	(3,362,139)	(1,749,370)
Gross margin	2,911,222	988,741
Sales, marketing and other operating expenses	(233,517)	(104,550)
General and administrative expenses	(291,857)	(121,079)
Income from operations	2,385,848	763,112

Interest expense and bank charges	(86)	(23)
Interest income	3,902	300
Other expense, net	(71)	(2,973)
Income from operations before income tax	2,389,593	760,416

Income tax expense	(605,638)	(190,104)

Net income	1,783,955	570,312

Earnings per share
Basic	178.40	57.03
Diluted	178.40	57.03

Weighted average number of shares
Basic	10,000	10,000
Diluted	10,000	10,000

The accompanying notes are an integral part of these consolidated financial statements.

CHINA CURRENCY DEVELOPMENT LIMITED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

YEARS ENDED DECEMBER 31, 2009 AND 2008

(Amounts in US dollar)

	2009	2008

Net income	1,783,955	570,312

Other comprehensive income
Foreign currency translation adjustment	(27,702)	40,213
Comprehensive income	1,756,253	610,525

The accompanying notes are an integral part of these consolidated financial statements.

CHINA CURRENCY DEVELOPMENT LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in US dollar)

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	1,783,955	570,312
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	48,018	26,148
Amortization of prepaid land lease	54,979	-
Loss on disposal of property, plant and equipment	-	939
(Increase) decrease in assets
Accounts receivable	330,697	(1,177,436)
Inventories	656,808	(679,910)
Retention receivable	(291,831)	(6,450)
Other receivables	(2,041,674)	78,822
Prepayment and deposits	(166,962)	(2,264)
Advance to suppliers	(65,172)	(24,506)
Due from related parties	(5,201)	(43,063)
Increase (decrease) in liabilities
Accounts payable	(933,360)	1,377,050
Accruals and other payables	135,256	60,413
Deferred maintenance revenue	1,544,529	452,775
Taxes payable	(133,521)	211,801
Due to related parties	94,411	217,813
Net cash provided by operating activities	1,010,932	1,062,444

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(2,953,622)	(754,813)
Net cash used in investing activities	(2,953,622)	(754,813)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution	2,345,760	-
Dividend distribution	(439,830)	-
Net cash provided by financing activities	1,905,930	-

EFFECTS OF EXCHANGE RATE CHANGE ON CASH	(23)	6,832

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENT	(36,783)	314,463

CASH & CASH EQUIVALENT - BEGINNING OF YEAR	392,959	78,496

CASH & CASH EQUIVALENT - END OF YEAR	356,176	392,959

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid	690,792	34,459
Interest paid	-	-

SUPPLEMENTAL DISCLOSURE OF NON CASH FINANCING AND INVESTING ACTIVITIES
Due from related party for capital contribution	$586,800	$-
Dividend payable	$2,934,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

CHINA CURRENCY DEVELOPMENT LIMITED

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Amounts in US dollar)

	Common stock		Additional		Retained	Accumulated other
	Number of shares	Amount	paid in capital	Statutory reserve	earnings unappropriated	comprehensive income	Total
Balance, January 1, 2008	10,000	1,290	410,010	2,313	16,593	-	430,206
Appropriation to statutory reserve	-	-	-	57,031	(57,031)	-	-
Net income	-	-	-	-	570,312	-	570,312
Foreign currency translation adjustment	-	-	-	-	-	40,213	40,213
Balance, December 31, 2008	10,000	1,290	410,010	59,344	529,874	40,213	1,040,731
Capital injection	-	-	2,934,000	-	-	-	2,934,000
Dividend distribution	-	-	(3,344,010)	-	-	-	(3,344,010)
Appropriation to statutory reserve	-	-	-	181,679	(181,679)	-	-
Net income	-	-	-	-	1,783,955	-	1,783,955
Foreign currency translation adjustment	-	-	-	-	-	(27,702)	(27,702)
Balance, December 31, 2009	10,000	1,290	-	241,023	2,132,150	12,511	2,386,974

The accompanying notes are an integral part of these consolidated financial statements.

CHINA CURRENCY DEVELOPMENT LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2009 AND 2008
(EXPRESSED IN US DOLLAR UNLESS OTHERWISE SPECIFIED)

1. Description of business and summary of significant accounting policies:

Organization and nature of business:

Shenyang Huaxun Jiuding Venture Technology Co., Ltd (“SYHX”) was incorporated on March 23, 2006 under the laws of the People’s Republic of China (“PRC”) with an initial contribution of RMB 3 million (approximately US$ 411,300). It provides designing, installation and testing services of security and safety systems, which integrates development, consulting, distributing, marketing, and maintenance of digital video surveillance and network communication.

Liaoning Huaxun Security Service Operation Co., Ltd (“LNHX”) was incorporated on April 7, 2009 under the laws of the PRC with an initial contribution of RMB 20 million (approximately US$ 2,934,000). Its business scope includes: designing, installation and maintenance services of security and safety systems; designing and installation of telecommunication system; integration of computer system; wholesale of electronic machinery product, computer and accessorial equipment.

China Currency Development Limited (“CCDL”) was incorporated on March 12, 2009 under the laws of Hong Kong as the holding company of LNHX.

On July 13 2009, the 10 individual shareholders of SYHX entered into a transfer agreement with LYHX to transfer its ownership in SYHX to LNHX, the consideration for the acquisition was RMB 3 million ($411,300) and paid in cash which was recorded as dividend distribution to the original shareholders of SYHX. Since SYHX and LNHX are under common control, the transaction was deemed to be a merger of commonly controlled entities. The transaction was accounted for in a manner similar to the pooling of interest method, whereby the historical carrying amounts of the assets and liabilities of SYHX and LNHX have been included in the consolidated financial statements of the Company for all periods presented.

On July 18, 2009, the 8 individual shareholders of LNHX entered into a transfer agreement with CCDL to transfer its ownership in LNHX to CCDL, the consideration for the acquisition was RMB 20 million ($2,934,000) which was recorded as dividend distribution to the original shareholders of LNHX, but no cash has been paid so far. LNHX's business license has been updated to reflect CCDL as shareholder for LNHX. Since CCDL and LNHX are under common control, the transaction was deemed to be a merger of commonly controlled entities. The transaction was accounted for in a manner similar to the pooling of interest method, whereby the historical carrying amounts of the assets and liabilities of CCDL and LNHX have been included in the consolidated financial statements of the Company for all periods presented.

Basis of consolidation:

The consolidated financial statements include the accounts of CCDL and its wholly owned subsidiaries LNHX and SYHX (collectively, “the Company”) and are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All material inter-company accounts and transactions have been eliminated in consolidation.

Use of estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Concentration of credit risk:

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts receivable and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its clients’ financial condition and customer payment practices to minimize collection risk on accounts receivable.

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

Statement of cash flows:

In accordance with SFAS No. 95, “Statement of Cash Flows,” codified in FASB ASC Topic 230, cash flows from the Company’s operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Foreign currency translation:

The Company’s reporting currency is the U.S. dollar. The functional currency of substantially all of the operations of the Company is the Renminbi (“RMB”), the national currency of the PRC. All assets and liabilities are translated at exchange rates at the balance sheet dates and revenue and expenses are translated at the average yearly exchange rates and equity is translated at historical exchange rates. Any translation adjustments are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of equity. The exchange rates adopted are as follows:

	2009	2008
Year end RMB exchange rate	6.8166	6.8166
Average yearly RMB exchange rate	6.8208	6.9372

Fair value measurement:

Accounting Standards Codification (“ASC”) 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This standard establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the assets or liabilities; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity)

At December 31, 2009 and 2008, the Company has no financial assets or liabilities subject to recurring fair value measurements.

The Company's financial instruments include cash and cash equivalents, accounts receivable, other receivables, due from (to) related parties, accounts payable, advances from customers and bank loans. Management estimates that the carrying amounts of the financial instruments approximate their fair values due to their short-term nature.

Cash and cash equivalents:

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Accounts receivable:

Accounts receivable are stated at cost, net of an allowance for doubtful accounts (none at December 31, 2009 and 2008). The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectibility of accounts receivables. The Company makes judgments about the credit worthiness of each customer based on ongoing credit evaluations, and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customer begins to deteriorate, resulting in their inability to make payments, a larger allowance may be required.

Inventories:

Inventories are stated at the lower of cost, determined on a first-in first-out basis, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and the estimated costs necessary to make the sale.

When inventories are sold, their carrying amount is charged to expense in the year in which the revenue is recognized. Write-downs for declines in net realizable value or for losses of inventories are recognized as an expense in the year the impairment or loss occurs.

Property, plant and equipment:

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over the assets’ estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	40 years
Office equipment	5 years
Motor vehicles	10 years
Furniture and fixtures	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of operations. The cost of maintenance and repairs is charged to the statement of operations as incurred, whereas significant renewals and betterments are capitalized.

Land use rights:

According to the laws of China, the government owns all the land in China. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. Land use rights are being amortized using the straight-line method over the lease term of the rights.

The Company follows the provisions of ASC 350-30-50 “Goodwill and Other Intangible Assets”. Under this guidance, finite lived intangible assets are amortized over their estimated useful lives and are reviewed for impairment if indications of possible impairment exist. The Company determined that no impairment adjustments were necessary as of December 31, 2009 and 2008.

Accounting for the impairment of long-lived assets:

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed off are reported at the lower of the carrying amount or fair value less costs to sell.

There was no impairment of long-lived assets as of December 31, 2009 and 2008.

Revenue recognition:

The Company’s revenue recognition policies are in compliance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) 104 (codified in FASB ASC Topic 605). Revenue is recognized when services have been rendered or product delivery has occurred, a formal arrangement exists, the price is fixed or determinable, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

The Company derives its revenue from six revenue streams: supply and installation project income, maintenance service income, system checking service, installation income, repair income, and sales of equipment. The Company derives the majority of its revenue from the supply and installation of surveillance and security equipment and systems. The two deliverables do not meet the separation criteria under Emerging Issues Task Force (“EITF”) Issue 00-21 “Revenue Arrangements with Multiple Deliverables” (EITF No. 00-21) (codified in FASB ASC Topic 605). Revenue from the supply and installation of surveillance and security equipment and systems is recognized when the installation is completed and customer acceptance is received. For installation contracts that are partially completed at a reporting period, the Company recognizes revenue based on percentage of completion method as work on the contract progresses. The income recognized is the percentage of total estimated income that cost of materials used to-date bear to the estimated total material costs of the contract. The customer signs off on a progress report to indicate acceptance of the percentage recognized.

Revenue from sales of equipment is recognized when the equipment is delivered, title and risk is transferred. Sales revenue represents the invoiced value of goods and services, net of value-added tax (“VAT”).

Revenue from maintenance service income is recognized monthly over the one year term of the agreement. Revenue from the system checking service, installation income and repair income are recognized when the installation and/or work is completed and the customer acceptance is received.

Only the repair income and the sale of equipment are subject to 3% VAT. Revenue from maintenance service income, system checking service, project income and installation income are subject to a 3% to 5% business tax, which is reflected in the cost of goods sold.

Most of the major contracts are bundled with post-installation service for the duration of one year. During this period, customers are entitled to exchange parts if they are found to be not working in line with specifications or if there is quality problem.

There is no general right of return indicated in the contracts. If any equipment delivered does not fit the required specifications, customers are entitled to an exchange for the correct item; or if the item is not functioning properly, the Company is responsible for fixing it or replacing it with a new item, which is usually covered by the manufacturer’s warranty. Customers are not entitled to a refund.

Because there is no general right of return and the cost of the post-installation service of a typical contract accounts for an insignificant part of the contract, the Company’s revenue arrangements do not contain multiple deliverables.

Warranties:

The Company offers a warranty to its customers on its products for a one year term. The Company accrues for warranty costs based on estimates of the costs that may be incurred under its warranty obligations. The warranty expense and related accrual is included in the Company’s sales, marketing and other operating expenses and other current liabilities respectively, and is recorded at the time revenue is recognized. Factors that affect the Company’s warranty liability include the number of sold equipments, its estimates of anticipated rates of warranty claims, costs per claim and estimated support labor costs and the associated overhead. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary. The Company’s warranty expense was immaterial for the years ended December 31, 2009 and 2008.

Retirement benefits:

Pursuant to the relevant laws and regulations in the PRC, the Company participates in a defined contribution retirement plan for its employees arranged by a governmental organization. The Company makes contributions to the retirement scheme at the applicable rate based on the employees’ salaries.  The required contributions under the retirement plans are charged to the consolidated statements of operations on an accrual basis. The Company’s contributions totaled $1,374 and $1,252 for the years ended December 31, 2009 and 2008, respectively.

Income taxes:

The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax asset and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and tax loss carry forwards. Deferred tax asset and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The Company files income tax returns with the relevant government authorities in the PRC. The Company is not subject to examination for years before 2007. The Company does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

Basic and diluted net income per share:

Basic earnings per share (“EPS”) is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is similarly computed, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted net earnings per share are based on the assumption that all dilutive convertible shares and stock options were converted or existed. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to have been exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Since the Company does not have any options or warrants, basic and diluted EPS are the same.

Comprehensive income:

The Company follows FASB ASC 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

New accounting pronouncements:

In August 2009, the FASB issued an Accounting Standards Update (“ASU”) regarding measuring liabilities at fair value. This ASU provides additional guidance clarifying the measurement of liabilities at fair value in circumstances in which a quoted price in an active market for the identical liability is not available; under those circumstances, a reporting entity is required to measure fair value using one or more of valuation techniques, as defined. This ASU is effective for the first reporting period, including interim periods, beginning after the issuance of this ASU. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

On June 10, 2009, the Company adopted Accounting Standards Update (“ASU”) No. 2009-01, “Topic 105 - Generally Accepted Accounting Principles - amendments based on Statement of Financial Accounting Standards No. 168 , “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles” (“ASU No. 2009-01”).  ASU No. 2009-01 re-defines authoritative GAAP for nongovernmental entities to be only comprised of the FASB Accounting Standards Codification™ (“Codification”) and, for SEC registrants, guidance issued by the SEC.  The Codification is a reorganization and compilation of all then-existing authoritative GAAP for nongovernmental entities, except for guidance issued by the SEC.  The Codification is amended to effect non-SEC changes to authoritative GAAP.  Adoption of ASU No. 2009-01 only changed the referencing convention of GAAP in Notes to the Consolidated Financial Statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS 165”) codified in FASB ASC Topic 855-10-05, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. SFAS 165 is effective for interim and annual periods ending after June 15, 2009, and accordingly, the Company adopted this pronouncement during the second quarter of 2009. The Company evaluated subsequent events through the date that the financial statements were available to be issued, which was December 30, 2010.

In April 2009, the FASB issued FSP No. SFAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments,” which is codified in FASB ASC Topic 825-10-50. This FSP essentially expands the disclosure about fair value of financial instruments that were previously required only annually to also be required for interim period reporting. In addition, the FSP requires certain additional disclosures regarding the methods and significant assumptions used to estimate the fair value of financial instruments. These additional disclosures are required beginning with the quarter ending June 30, 2009. This FSP had no material impact on the Company’s financial position, results of operations or cash flows.

FASB ASC 820-10 establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this standard relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. This standard is effective for fiscal years beginning after November 15, 2007; however, it provides a one-year deferral of the effective date for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. The Company adopted this standard for financial assets and financial liabilities and nonfinancial assets and nonfinancial liabilities disclosed or recognized at fair value on a recurring basis (at least annually) as of June 10, 2009. The adoption of this standard did not have a material impact on its financial statements.

FASB ASC 820-10 provides additional guidance for Fair Value Measurements when the volume and level of activity for the asset or liability has significantly decreased. This standard is effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this standard did not have a material effect on its financial statements.

FASB ASC 805 establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. This standard also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. This standard was adopted by the Company beginning June 10, 2009 and will change the accounting for business combinations on a prospective basis.

FASB ASC 350-30 and 275-10 amend the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset. This standard is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited.  The adoption of this standard did not have any impact on the Company’s financial statements.

FASB ASC 825-10 requires disclosures about the fair value of financial instruments for interim reporting periods. This standard is effective for interim reporting periods ending after June 15, 2009. The adoption of this standard did not have a material impact on the Company’s financial statements.

FASB ASC 320-10 amends the other-than-temporary impairment guidance for debt and equity securities. This standard is effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this standard did not have a material effect on its financial statements.

As of December 31, 2009, the FASB has issued Accounting Standards Updates (ASU) through No. 2009-17. None of the ASUs have had an impact on the Company’s financial statements.

Recently issued accounting pronouncements not yet adopted:

As of December 31, 2009, there are no recently issued accounting standards not yet adopted which would have a material effect on the Company’s financial statements.

2. Inventories:

Inventories consist of:

	As of December 31,
	2009	2008
Raw materials	8,845	5,712
Finished goods	32,532	11,817
Consumable stock	6,088	2,676
Project cost-deferred	-	684,471
	47,465	704,676

The project cost-deferred represents inventories sent to the customer site but not installed or billed as of December 31, 2008.

3. Other receivables:

Other receivables consist of the following:

	As of December 31,
	2009	2008
Due from Shenyang Tianhong Telecommunication Network Co.,Ltd	1,907,403	-
Due from employees	4,845	4,400
Other	481,300	346,221
	2,393,548	350,621

The amount of $1,907,403 represents advance to Shenyang Tianhong Telecommunication Network Co.,Ltd.  In order to establish a good relationship between the companies, the borrowing is unsecured, interest free and with no fixed terms of payment. The amount of the borrowing was settled on December 30, 2010.

4. Retention receivable:

At December 31, 2009, the Company had retention receivable for product quality assurance of $298,574. At December 31, 2008, the Company had $6,564 of retention receivable. The retention rate varies from 5% to 10% of the contract price, with variable terms from six months to one year.

5. Property, plant and equipment:

	As of December 31,
	2009	2008
At cost:
Buildings	1,496,340	762,840
Leasehold improvement	2,715	2,715
Office equipment	36,139	15,104
Motor vehicles	58,680	58,680
Furniture and fixtures	400	-
Total	1,594,274	839,339

Less: accumulated depreciation	(81,829)	(33,781)
Net book value	1,512,445	805,558

During the years ended December 31, 2009 and 2008, depreciation expense was $48,048 and $24,781, respectively.

In January 2008, the Company purchased the building from Mr Rui Tan, who is a stockholder, Chairman, and the Chief Executive Officer of the Company for a consideration of US$723,840, with the last payment made in April 2010. In January 2009, the Company purchased a building from Mr Tieyu Wang, who is a stockholder of the Company for a consideration of US$732,500, with the last payment made in June 2010. The above buildings were put into use upon purchase and recognized as property, plant and equipment. The building purchased in January 2008 and January 2009 are used for general office and training facility, respectively.

The Company submitted the documents of title transfer to local authority in October 2010. The local authority is still in the process of reviewing documents. The Company expects to have the title transfer completed in the first half of 2011.

6. Land use rights:

Land use rights as of December 31, 2009 and 2008 were as follows:

	As of December 31,
	2009	2008
Cost-land use rights	2,200,500	-
Less: accumulated amortization	(55,012)	-
Land use rights, net	2,145,488	-

The amortization expense for the years ended December 31, 2009 and 2008 were $55,012 and nil, respectively.

Estimated amortization expense of land use rights for the next five years and thereafter is as follows:

Amount
2010	55,012
2011	55,012
2012	55,012
2013	55,012
2014	55,012
Thereafter	1,870,428
Total	2,145,488

In January 2009, the Company entered into an agreement with Shenyang Jicheng Livestock Center which is substantially owned by Mr. Tieyu Wang, a stockholder of the Company, to lease land from it for a period of 40 years for a consideration of $2,200,500. The land was put into use upon the signing of the agreement.

The Company paid the last installment in June 2010 and submitted the documents of title transfer to local authority in October 2010. The local authority is still in the process of reviewing documents, the Company expects to have the title transfer completed in the first half of 2011.

7. Related party transactions:

Amount due from related parties consists of the following:

	As of December 31,
	2009	2008
Due from shareholders	671,723	79,718

Balances due to these related parties is unsecured, non-interest bearing and due on demand.

Amount due to related parties consists of the following:

	As of December 31,
	2009	2008
Rui Tan	208,995	312,572
Tieyu Wang	198,045	-
	407,040	312,572

Both Rui Tan and Tieyu Wang are stockholders of the Company. Rui Tan is also the Chairman and Chief Executive Officer of the Company. Balances due to these related parties are unsecured, non-interest bearing and due on demand.

8. Advance to suppliers:

The Company has made payments to unrelated suppliers in advance of receiving merchandize. The advance payments are meant to ensure preferential pricing and delivery. The amounts advanced under such arrangements totaled $90,151 and $24,939 as of December 31, 2009 and 2008, respectively.

9. Deferred maintenance revenue:

Deferred maintenance revenue mainly came from maintenance service, which is usually provided for one year and the amount is paid in advance. The amounts totaled $2,046,824 and $501,347 as of December 31, 2009 and 2008, respectively. The maintenance revenue is recognized monthly over the one year term.

10. Statutory reserve:

Under the PRC rules and regulations, the Company’s PRC subsidiaries, LNHX and SYHX are required to transfer 10% of the net income, as determined in accordance with the relevant PRC laws and regulations, to a statutory reserve until the reserve balance reaches 50% of the registered capital. The transfer to this reserve must be made before distribution of dividends to shareholders can be made. The statutory reserve is non-distributable other than in liquidation, and may be converted into share capital by issuance of new shares to shareholders in proportion to their existing shareholdings or by increasing the par value of the shares currently held by the shareholders, provided that the balance after such issuance is not less than 25% of the registered capital.

For the years ended December 31, 2009 and 2008, SYHX transferred to the statutory reserve $181,679 and $57,031, respectively. The accumulated balance of the statutory reserve maintained at SYHX as of December 31, 2009 and 2008 was $241,023 and $59,344, respectively. The statutory reserve as of December 31, 2009 for SYHX was 58.6% of its registered capital. LNHX has not transferred any statutory reserve for the years ended December 31, 2009 and 2008 as no income was incurred.

11. Income taxes:

Corporation Income Tax (“CIT”):

China Currency Development Limited was incorporated in Hong Kong and is subject to Hong Kong profits tax. The Company is subject to Hong Kong taxation on its activities conducted in Hong Kong and income arising in or derived from Hong Kong.  No provision for profits tax has been made as the Company has no taxable income subject to Hong Kong profits tax for the years ended December 31, 2009 and 2008.  The applicable statutory tax rates for the years ended December 31, 2009 and 2008 are 16.5%.

The Company’s operating subsidiaries are governed by the Income Tax Law of the PRC concerning PRC Enterprises and various local income tax laws (“the Income Tax Laws”). Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law replaced the old laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”). The key changes were:

a. The new standard EIT rate of 25% replaces the 33% rate applicable to both DES and FIEs, except for High-Tech companies that pay a reduced rate of 15%;

b. Companies established before March 16, 2007 continue to enjoy tax holiday treatment approved by local governments for a grace period of either the next 5 years, or until the tax holiday term is completed, whichever is sooner.

The reconciliation of income taxes computed at the PRC federal and local statutory tax rate applicable to the PRC, to income tax expense are as follows:

	Years ended December 31,
	2009	2008
Consolidated income before income tax	2,389,593	760,416
PRC state and local statutory tax rate	25%	25%
Computed expected expense	597,398	190,104
Non-deductible items and other	8,240	-
Income tax expense	605,638	190,104

There were no tax benefits that, if recognized, would reduce the Company’s annual effective tax rate. The Company does not expect its unrecognized tax benefits to change significantly over the next 12 months.

Our policy is to recognize interest expense and penalties related to income tax matters as a component of income tax expense. There was no accrued interest and penalties associated with uncertain tax positions as of December 31, 2009 and 2008.

Value Added Tax (“VAT”):

In accordance with the relevant taxation laws in the PRC, the normal VAT rate for domestic sales is 17%, which is levied on the invoiced value of sales and is payable by the purchaser. The Company is required to remit the VAT it collects to the tax authority. A credit is available whereby VAT paid on the purchases can be used to offset the VAT due on the sales. Net VAT payable was $93 and $844 at December 31, 2009 and 2008, respectively, and was included in taxes payable.

Revenues, expenses and assets are recognized net of the amount of VAT except:

a.
where the VAT incurred on the purchase of assets or services is not recoverable from the taxation authority, in which case the VAT is recognized as part of the cost of acquisition of the assets or as part of the expense item as applicable; and

b.    receivables and payables are stated with the amount of VAT included.

12. Business segments:

The Company has two reportable segments: maintenance service and supply and installation projects.

	Maintenance service	Supply and installation projects	Segment total	Corporate	Total
Year ended December 31, 2009
Revenues	1,711,680	4,561,681	6,273,361	-	6,273,361
Income from operations	1,062,437	1,325,275	2,387,712	(1,864)	2,385,848
Income tax expense	165,267	440,371	605,638	-	605,638
Total assets	2,335,021	6,221,924	8,556,945	71	8,557,016
Depreciation and amortization	28,106	74,891	102,997	-	102,997
Capital expenditures	805,985	2,147,637	2,953,622	-	2,953,622

Year ended December 31, 2008
Revenues	256,916	2,481,195	2,738,111	-	2,738,111
Income from operations	175,184	587,928	763,112	-	763,112
Income tax expense	17,837	172,267	190,104	-	190,104
Total assets	335,002	3,235,314	3,570,316	-	3,570,316
Depreciation and amortization	2,453	23,695	26,148	-	26,148
Capital expenditures	70,824	683,989	754,813	-	754,813

	Years ended December 31,
Reconciliations	2009	2008

Total segment operating income	2,387,712	763,112
Corporate overhead expenses	(1,864)	-
Other income (expense), net	3,745	(2,696)
Income tax expense	(605,638)	(190,104)
Total consolidated net income	1,783,955	570,312

The Company generates all its revenue from PRC.

13. Major customers and suppliers:

During the year ended December 31, 2009, two customers constituted approximately 46.5% of total revenue. At December 31, 2009, amounts due from these customers were $823,287. During the year ended December 31, 2008, one customer constituted approximately 76% of total revenue. At December 31, 2008, amounts due from this customer totaled $1,149,132.

During the year ended December 31, 2009, the Company purchased 91.1% of its raw materials and finished goods from two suppliers. As of December 31, 2009, the accounts payable due to these suppliers was approximately $5,593. During year ended December 31, 2008, the Company purchased 94.6% of its raw materials and finished goods from two suppliers. As of December 31, 2008, the accounts payable due to these suppliers was approximately $1,098,285.

14. Subsequent events:

Subsequent events have been evaluated through January 6, 2011.

On December 31, 2010, CCDL entered into a share exchange agreement with Velvet Rope Special Events, Inc. (“VELV”), a US Public Shell Company incorporated in Los Angeles, California. CCDL agreed to exchange all of its issued and outstanding capital stock for 1,173,000 shares of VELV’s common stock and 68,445 warrants with each warrant to purchase 1 share of VELV’s common stock at an exercise price of $5.11. The warrants vest immediately and expire on December 31, 2013, representing approximately 84.20% of VELV’s issued and outstanding shares of common stock. The Share Exchange is being accounted for as a "reverse acquisition," since the CCDL Shareholders now own a majority of the outstanding shares of the VELV's common stock immediately following the Share Exchange and now are in control of the company.

CHINA CURRENCY DEVELOPMENT LIMITED

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010

CHINA CURRENCY DEVELOPMENT LIMITED
CONSOLIDATED BALANCE SHEETS
 (Amounts in US dollar)

	September 30,	December 31,
	2010	2009
	Unaudited	Audited
Assets
Current assets
Cash and cash equivalents	1,924,044	356,176
Accounts receivable	2,643,042	868,186
Inventories	98,714	47,465
Retention receivable	7,785	298,574
Other receivables	2,731,580	2,393,548
Prepayment and deposits	91,446	173,260
Advance to suppliers	933,529	90,151
Due from related parties	587,451	671,723
Total current assets	9,017,591	4,899,083
Property, plant and equipment, net	1,508,934	1,512,445
Land use rights, net	2,147,259	2,145,488
Total assets	12,673,784	8,557,016

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	557,826	468,485
Dividend payable	2,934,000	2,934,000
Accrued expenses	71,952	15,166
Deferred maintenance revenue	2,724,380	2,046,824
Taxes payable	457,909	105,570
Due to related parties	1,260	208,995
Bank loans	748,500	-
Other current liabilities	82,012	391,002
Total liabilities	7,577,839	6,170,042

Stockholders’ equity

COMMON STOCK, par value at $0.129 per share, 10,000 shares authorized, issued and outstanding as of September 30, 2010 and December 31, 2009	1,290	1,290
Additional paid in capital	-	-
Statutory reserve	411,300	241,023
Retained earnings unappropriated	4,528,645	2,132,150
Accumulated other comprehensive income	154,710	12,511
Total stockholders’ equity	5,095,945	2,386,974
Total liabilities and stockholders’ equity	12,673,784	8,557,016

See accompanying notes to the consolidated financial statements.

CHINA CURRENCY DEVELOPMENT LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED) (Amounts in US dollar)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

Revenues	4,303,140	923,085	8,962,850	5,296,909
Cost of goods sold	(2,405,312)	(412,524)	(4,656,597)	(3,033,179)
Gross margin	1,897,828	510,561	4,306,253	2,263,730
Sales, marketing and other operating expenses	(159,711)	(76,218)	(453,962)	(147,359)
General and administrative expenses	(149,498)	(78,895)	(458,431)	(200,958)
Income from operations	1,588,619	355,448	3,393,860	1,915,413

Interest expense and bank charges	(25,868)	(5)	(25,772)	(59)
Interest income	493	1,324	1,308	3,146
Government subsidies	-	-	73,550	-
Other expense, net	(232)	(29)	(350)	(74)
Income from operations before income tax	1,563,012	356,738	3,442,596	1,918,426

Income tax expense	(422,322)	(92,327)	(875,824)	(485,904)

Net income	1,140,690	264,411	2,566,772	1,432,522

Earnings per share
Basic	114.07	26.44	256.68	143.25
Diluted	114.07	26.44	256.68	143.25

Weighted average number of shares
Basic	10,000	10,000	10,000	10,000
Diluted	10,000	10,000	10,000	10,000

See accompanying notes to the consolidated financial statements.

CHINA CURRENCY DEVELOPMENT LIMITED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(Amounts in US dollar)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

Net income	1,140,690	264,411	2,566,772	1,432,522

Other comprehensive income
Foreign currency translation adjustment	47,400	4,164	142,199	12,492
Comprehensive income	1,188,090	268,575	2,708,971	1,445,014

See accompanying notes to the consolidated financial statements.

CHINA CURRENCY DEVELOPMENT LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED) (Amounts in US dollar)

	Nine months ended September 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	2,566,772	1,432,522
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	37,864	35,055
Amortization of prepaid land lease	41,372	41,228
Loss on disposal of property, plant and equipment	612	-
(Increase) decrease in assets
Accounts receivable	(1,726,585)	(8,220)
Inventories	(49,405)	680,559
Retention receivable	291,739	(280,731)
Other receivables	(284,063)	(1,944,122)
Prepayment and deposits	83,874	(54,567)
Advance to suppliers	(826,919)	(57,829)
Due from related parties	85,154	12,390
Increase (decrease) in liabilities
Accounts payable	78,375	(299,356)
Accruals and other payables	(255,962)	859,118
Deferred maintenance revenue	624,658	1,176,164
Taxes payable	344,096	(133,549)
Due to related parties	(208,967)	(94,996)
Net cash provided by operating activities	802,615	1,363,666

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(4,634)	(2,944,416)
Net cash used in investing activities	(4,634)	(2,944,416)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank loans	735,500	-
Capital contribution	-	2,345,440
Dividend paid	-	(439,770)
Net cash provided by financing activities	735,500	1,905,670

EFFECTS OF EXCHANGE RATE CHANGE ON CASH	34,387	243

NET INCREASE IN CASH & CASH EQUIVALENT	1,567,868	325,163

CASH & CASH EQUIVALENT - BEGINNING OF PERIOD	356,176	392,959

CASH & CASH EQUIVALENT - END OF PERIOD	1,924,044	718,122

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid	577,913	582,947
Interest paid	-	-

SUPPLEMENTAL DISCLOSURE OF NON CASH FINANCING AND INVESTING ACTIVITIES
Due from related party for capital contribution	-	586,800
Dividend payable	-	2,934,000

See accompanying notes to the consolidated financial statements.

CHINA CURRENCY DEVELOPMENT LIMITED
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(Amounts in US dollar)

	Common stock		Additional		Retained	Accumulated other
	Number of shares	Amount	paid in capital	Statutory reserve	earnings unappropriated	comprehensive income	Total
Balance, December 31, 2009 (audited)	10,000	1,290	-	241,023	2,132,150	12,511	2,386,974
Appropriation to statutory reserve	-	-	-	170,277	(170,277)	-	-
Net income	-	-	-	-	2,566,772	-	2,566,772
Foreign currency translation adjustment	-	-	-	-	-	142,199	142,199
Balance, September 30, 2010 (unaudited)	10,000	1,290	-	411,300	4,528,645	154,710	5,095,945

See accompanying notes to the consolidated financial statements.

CHINA CURRENCY DEVELOPMENT LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(EXPRESSED IN US DOLLAR UNLESS OTHERWISE SPECIFIED)

1. Description of business and summary of significant accounting policies:

Organization and nature of business:

Shenyang Huaxun Jiuding Venture Technology Co., Ltd (“SYHX”) was incorporated on March 26, 2006 under the laws of the People’s Republic of China (“PRC”) with an initial contribution of RMB 3 million (approximately US$ 411,300). It provides designing, installation and testing services of security and safety systems, which integrates development, consulting, distributing, marketing, and maintenance of digital video surveillance and network communication.

Liaoning Huaxun Security Service Operation Co., Ltd (“LNHX”) was incorporated on July 13, 2009 under the laws of the PRC with an initial contribution of RMB 20 million (approximately US$ 2,934,000). It was established for general management of the operating activities of SYHX.

China Currency Development Limited (“CCDL”) was incorporated on March 12, 2009 under the laws of Hong Kong as the holding company of LNHX.

On July 13 2009, the 10 individual shareholders of SYHX entered into a transfer agreement with LYHX to transfer its ownership in SYHX to LNHX, the consideration for the acquisition was RMB 3 million ($411,300) and paid in cash which was recorded as dividend distribution to the original shareholders of SYHX. Since SYHX and LNHX are under common control, the transaction was deemed to be a merger of commonly controlled entities. The transaction was accounted for in a manner similar to the pooling of interest method, whereby the historical carrying amounts of the assets and liabilities of SYHX and LNHX have been included in the consolidated financial statements of the Company for all periods presented.

On July 18, 2009, the 8 individual shareholders of LNHX entered into a transfer agreement with CCDL to transfer its ownership in LNHX to CCDL, the consideration for the acquisition was RMB 20 million ($2,934,000) which was recorded as dividend distribution to the original shareholders of LNHX, but no cash has been paid so far. LNHX's business license has been updated to reflect CCDL as shareholder for LNHX. Since CCDL and LNHX are under common control, the transaction was deemed to be a merger of commonly controlled entities. The transaction was accounted for in a manner similar to the pooling of interest method, whereby the historical carrying amounts of the assets and liabilities of CCDL and LNHX have been included in the consolidated financial statements of the Company for all periods presented.

Basis of consolidation:

The consolidated financial statements include the accounts of CCDL and its wholly owned subsidiaries LNHX and SYHX (collectively, “the Company”) and are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All material inter-company accounts and transactions have been eliminated in consolidation.

Unaudited interim financial information:

The unaudited financial statements have been prepared by the Company in accordance with generally accepted accounting principles for interim financial information and with Regulation S-X as promulgated by the Securities and Exchange Commission (“SEC”). Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements. These unaudited interim financial statements should be read in conjunction with the audited financial statements and the notes thereto included on Form 8-K for the year ended December 31, 2009. In the opinion of management, the unaudited interim financial statements furnished here include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented. In the opinion of management, the interim financial statements include all adjustments that are necessary in order to make the financial statements not misleading. The results of the nine months ended September 30, 2010 are not necessarily indicative of the results to be expected for the year ended December 31, 2010.

Use of estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Concentration of credit risk:

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts receivable and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its clients’ financial condition and customer payment practices to minimize collection risk on accounts receivable.

The operations of the Company are located in the People’s Republic of China (“PRC”). Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

Statement of cash flows:

In accordance with SFAS No. 95, “Statement of Cash Flows,” codified in FASB ASC Topic 230, cash flows from the Company’s operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Foreign currency translation:

The Company’s reporting currency is the U.S. dollar. The functional currency of substantially all of the operations of the Company is the Renminbi (“RMB”), the national currency of the PRC. All assets and liabilities are translated at exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and equity is translated at historical exchange rates. Any translation adjustments are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of equity. The exchange rates adopted are as follows:

	As of September 30,
	2010	2009
RMB exchange rate	6.6800	6.8166

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Average RMB exchange rate	6.7613	6.8208	6.7981	6.8217

Fair value measurement:

Accounting Standards Codification (“ASC”) 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This standard establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the assets or liabilities; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity)

At September 30, 2010 and December 31, 2009, the Company has no financial assets or liabilities subject to recurring fair value measurements.

The Company's financial instruments include cash and cash equivalents, accounts receivable, other receivables, due from (to) related parties, accounts payable, advances from customers and bank loans. Management estimates that the carrying amounts of the financial instruments approximate their fair values due to their short-term nature.

Cash and cash equivalents:

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Accounts receivable:

Accounts receivable are stated at cost, net of an allowance for doubtful accounts (none at September 30, 2010 and December 31, 2009). The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectibility of accounts receivables. The Company makes judgments about the credit worthiness of each customer based on ongoing credit evaluations, and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customer begins to deteriorate, resulting in their inability to make payments, a larger allowance may be required.

Inventories:

Inventories are stated at the lower of cost, determined on a weighted average basis, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and the estimated costs necessary to make the sale.

When inventories are sold, their carrying amount is charged to expense in the year in which the revenue is recognized. Write-downs for declines in net realizable value or for losses of inventories are recognized as an expense in the year the impairment or loss occurs.

Property, plant and equipment:

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over the assets’ estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	40 years
Office equipment	5 years
Motor vehicles	10 years
Furniture and fixtures	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of operations. The cost of maintenance and repairs is charged to the statement of operations as incurred, whereas significant renewals and betterments are capitalized.

Land use rights:

According to the laws of China, the government owns all the land in China. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. Land use rights are being amortized using the straight-line method over the lease term of the rights.

The Company follows the provisions of ASC 350-30-50 “Goodwill and Other Intangible Assets”. Under this guidance, finite lived intangible assets are amortized over their estimated useful lives and are reviewed for impairment if indications of possible impairment exist. The Company determined that no impairment adjustments were necessary as of September 30, 2010 and December 31, 2009.

Accounting for the impairment of long-lived assets:

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

There was no impairment of long-lived assets as of September 30, 2010 and December 31, 2009.

Revenue recognition:

The Company’s revenue recognition policies are in compliance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) 104 (codified in FASB ASC Topic 605). Revenue is recognized when services have been rendered or product delivery has occurred, a formal arrangement exists, the price is fixed or determinable, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

The Company derives its revenue from six revenue streams: supply and installation project income, maintenance service income, system checking service, installation income, repair income, and sales of equipment. The Company derives the majority of its revenue from the supply and installation of surveillance and security equipment and systems. The two deliverables do not meet the separation criteria under Emerging Issues Task Force (“EITF”) Issue 00-21 “Revenue Arrangements with Multiple Deliverables” (EITF No. 00-21) (codified in FASB ASC Topic 605). Revenue from the supply and installation of surveillance and security equipment and systems is recognized when the installation is completed and customer acceptance is received.. For installation contracts that are partially completed at a reporting period, the Company recognizes revenue based on percentage of completion method as work on the contract progresses. The income recognized is the percentage of total estimated income that incurred cost to date bear to estimated total costs after giving effect of costs to complete based on the most recent information. The customer signs off on a progress report to indicate acceptance of the percentage recognized.

Revenue from sales of equipment is recognized when the equipment is delivered, title and risk is transferred. Sales revenue represents the invoiced value of goods and services, net of value-added tax (“VAT”).

Revenue from maintenance service income is recognized monthly over the one year term of the agreement. Revenue from the system checking service, installation income and repair income are recognized when the installation and/or work is completed and the customer acceptance is received.

Only the repair income and the sale of equipment are subject to 3% VAT. Revenue from maintenance service income, system checking service, project income and installation income are subject to a 3% to 5% business tax, which is reflected in the cost of goods sold.

Most of the major contracts are bundled with post-installation service for the duration of one year. During this period, customers are entitled to exchange parts if they are found to be not working in line with specifications or if there is quality problem.

There is no general right of return indicated in the contracts. If any equipment delivered does not fit the required specifications, customers are entitled to an exchange for the correct item; or if the item is not functioning properly, the Company is responsible for fixing it or replacing it with a new item, which is usually covered by the manufacturer’s warranty. Customers are not entitled to a refund.

Because there is no general right of return and the cost of the post-installation service of a typical contract accounts for an insignificant part of the contract, the Company’s revenue arrangements do not contain multiple deliverables.

Warranties:

The Company offers a warranty to its customers on its products for a one year term. The Company accrues for warranty costs based on estimates of the costs that may be incurred under its warranty obligations. The warranty expense and related accrual is included in the Company’s sales, marketing and other operating expenses and other current liabilities respectively, and is recorded at the time revenue is recognized. Factors that affect the Company’s warranty liability include the number of sold equipments, its estimates of anticipated rates of warranty claims, costs per claim and estimated support labor costs and the associated overhead. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary. The Company’s warranty expense was immaterial for the three and nine months ended September 30, 2010 and 2009.

Retirement benefits:

Pursuant to the relevant laws and regulations in the PRC, the Company participates in a defined contribution retirement plan for its employees arranged by a governmental organization. The Company makes contributions to the retirement scheme at the applicable rate based on the employees’ salaries.  The required contributions under the retirement plans are charged to the consolidated statements of operations on an accrual basis. The Company’s contributions totaled $1,491 and $1,030 for the nine months ended September 30, 2010 and 2009, respectively.

Income taxes:

The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax asset and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and tax loss carry forwards. Deferred tax asset and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The Company files income tax returns with the relevant government authorities in the PRC. The Company is not subject to examination for years before 2007. The Company does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

Basic and diluted net income per share:

Basic earnings per share (“EPS”) is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is similarly computed, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted net earnings per share are based on the assumption that all dilutive convertible shares and stock options were converted or existed. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to have been exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Since the Company does not have any options or warrants, basic and diluted EPS are the same.

Comprehensive income:

The Company follows FASB ASC 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

Recently adopted accounting pronouncements:

In January 2010, FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (ASC Topic 820), Improving Disclosures about Fair Value Measurements. This update provides amendments to ASC Topic 820 that will provide more robust disclosures about (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Levels 1, 2, and 3. This standard is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. This standard is not currently applicable to the Company.

In January 2010, FASB issued ASU No. 2010-05, Compensation – Stock Compensation (ASC Topic 718), Escrowed Share Arrangements and the Presumption of Compensation. This update codifies Emerging Issues Task Force D-110. This standard is not currently applicable to the Company.

In January 2010, FASB issued ASU N0. 2010-01, Equity (ASC Topic 505), Accounting for Distributions to Shareholders with Components of Stock and Cash. The update clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected prospectively in earnings per share and is not considered a stock dividend for purposes of ASC Topic 505 and Topic 260, Earnings Per Share. This standard is effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. This standard is not currently applicable to the Company.

Recently issued accounting pronouncements not yet adopted:

In October 2009, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) No. 2009-13 on ASC 605, Revenue Recognition – Multiple Deliverable Revenue Arrangement – a consensus of the FASB Emerging Issues Task Force (ASU 2009-13). ASU 2009-13 amended guidance related to multiple-element arrangements which requires an entity to allocate arrangement consideration at the inception of an arrangement to all of its deliverables based on their relative selling prices. The consensus eliminates the use of the residual method of allocation and requires the relative-selling-price method in all circumstances. All entities must adopt the guidance no later than the beginning of their first fiscal year beginning on or after June 15, 2010. Entities may elect to adopt the guidance through either prospective application for revenue arrangements entered into, or materially modified, after the effective date or through retrospective application to all revenue arrangements for all periods presented. The Company is currently evaluating the impact, if any, of ASU 2009-13 on our financial position and results of operations.

In October 2009, the FASB issued ASU No. 2009-14 on ASC 985, Certain Revenue Arrangements That Include Software Elements (ASU 2009-14). ASU 2009-14 amended guidance that is expected to significantly affect how entities account for revenue arrangements that contain both hardware and software elements. As a result, many tangible products that rely on software will be accounted for under the revised multiple-element arrangements revenue recognition guidance, rather than the software revenue recognition guidance. The revised guidance must be adopted by all entities no later than fiscal years beginning on or after June 15, 2010. An entity must select the same transition method and same period for the adoption of both this guidance and the revisions to the multiple-element arrangements guidance noted above. The Company is currently evaluating the impact, if any, of ASU 2009-14 on our financial position and results of operations.

In April 2010 the FASB issued Accounting Standards Update (ASU) No. 2010-13, Compensation – Stock Compensation (ASC Topic 718), Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. This Update provides amendments to Accounting Standards Codification (ASC) Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency  of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The amendments in this Update should be applied by recording a cumulative-effect adjustment to the opening balance of retained earnings. The cumulative-effect adjustment should be calculated for all awards outstanding as of the beginning of the fiscal year in which the amendments are initially applied, as if the amendments had been applied consistently since the inception of the award. The cumulative-effect adjustment should be presented separately. Earlier application is permitted. This standard is not currently applicable to the Company.

As of September 30, 2010, there are no other recently issued accounting standards not yet adopted which would have a material effect on the Company’s financial statements.

2. Inventories:

Inventories consist of:

	September 30, 2010	December 31, 2009
	Unaudited	Audited
Raw materials	6,910	8,845
Finished goods	51,684	32,532
Consumable stock	-	6,088
Project cost-deferred	40,120	-
	98,714	47,465

The project cost-deferred represents inventories sent to the customer site but not installed or billed as of September 30, 2010.

3. Other receivables:

Other receivables consist of the following:

	September 30, 2010	December 31, 2009
	Unaudited	Audited
Due from Shenyang Tianhong Telecommunication Network Co.,Ltd	1,497,188	1,907,403
Due from employees	225	4,845
Due from former shareholders	524	-
Other	1,233,643	481,300
	2,731,580	2,393,548

Amount due from Shenyang Tianhong Telecommunication Network Co.,Ltd is unsecured, interest free and with no fixed terms of payment. In January 2010, $410,215 was repaid. The remaining amount was repaid on December 30, 2010.

During the nine months ended September 30, 2010, the Company advanced $1,197,600 to three potential customers in order to develop a working relationship.

4. Retention receivable:

At September 30, 2010, the Company had retention receivable for product quality assurance of $7,785. At December 31, 2009, the Company had retention receivable of $298,574. The retention rate varies from 5% to 10% of the contract price, with variable terms from six months to one year.

5. Property, plant and equipment:

	September 30, 2010	December 31, 2009
	Unaudited	Audited
At cost:
Buildings	1,526,939	1,496,340
Leasehold improvement	2,771	2,715
Office equipment	35,179	36,139
Motor vehicles	59,880	58,680
Furniture and fixtures	2,130	400
Total	1,626,899	1,594,274

Less: accumulated depreciation	(117,965)	(81,829)
Net book value	1,508,934	1,512,445

During the three months ended September 30, 2010 and 2009, depreciation expense was $11,251 and $10,855, respectively.

During the nine months ended September 30, 2010 and 2009, depreciation expense was $37,804 and $35,055, respectively.

6. Land use rights:

Land use rights as of September 30, 2010 and December 31, 2009 were as follows:

	September 30, 2010	December 31, 2009
	Unaudited	Audited
Cost-land use rights	2,245,500	2,200,500
Less: accumulated amortization	(98,241)	(55,012)
Land use rights, net	2,147,259	2,145,488

The amortization expense for the three months ended September 30, 2010 and 2009 were $13,866 and $14,605, respectively.

The amortization expense for the nine months ended September 30, 2010 and 2009 were $41,372 and $41,228, respectively.

Estimated amortization expense of land use rights for the next five years and thereafter is as follows:

Amount
Unaudited
2011	56,138
2012	56,138
2013	56,138
2014	56,138
2015	56,138
Thereafter	1,866,569
Total	2,147,259

7. Related party transactions:

Amount due from related parties consists of the following:

	September 30, 2010	December 31, 2009
	Unaudited	Audited
Due from shareholders	587,451	671,723

Balances due to these related parties is unsecured, non-interest bearing and due on demand.

Amount due to related parties consists of the following:

	September 30, 2010	December 31, 2009
	Unaudited	Audited
Rui Tan	1,260	208,995

Rui Tan is the Chairman of the Company. Balance due to this related party is unsecured, non-interest bearing and due on demand.

8. Advance to suppliers:

The Company has made payments to unrelated suppliers in advance of receiving merchandize. The advance payments are meant to ensure preferential pricing and delivery. The amounts advanced under such arrangements totaled $933,529 and $90,151 as of September 30, 2010 and December 31, 2009, respectively.

9. Deferred maintenance revenue:

The amounts of deferred maintenance revenue totaled $2,724,380 and $2,046,824 as of September 30, 2010 and December 31, 2009, respectively. The maintenance revenue is recognized monthly over the one year term.

10. Bank loans:

The bank loan of $748,500 is due in September 2011 with interest rate of 5.84% per year.

11. Statutory reserve:

Under the PRC rules and regulations, the Company’s PRC subsidiaries, LNHX and SYHX are required to transfer 10% of the net income, as determined in accordance with the relevant PRC laws and regulations, to a statutory reserve until the reserve balance reaches 50% of the registered capital. The transfer to this reserve must be made before distribution of dividends to shareholders can be made. The statutory reserve is non-distributable other than in liquidation, and may be converted into share capital by issuance of new shares to shareholders in proportion to their existing shareholdings or by increasing the par value of the shares currently held by the shareholders, provided that the balance after such issuance is not less than 25% of the registered capital.

For the nine months ended September 30, 2010, SYHX transferred to the statutory reserve $170,277. The accumulated balance of the statutory reserve maintained at SYHX as of September 30, 2010 was $411,300. Registered capital of SYHX was raised to $822,600 with LNHX’s capital injection of $411,300. The statutory reserve as of September 30, 2010 for SYHX was 50% of its registered capital. LNHX has not transferred any statutory reserve for the nine months ended September 30, 2010 as no income was earned.

12. Income taxes:

Corporation Income Tax (“CIT”):

China Currency Development Limited was incorporated in Hong Kong and is subject to Hong Kong profits tax. The Company is subject to Hong Kong taxation on its activities conducted in Hong Kong and income arising in or derived from Hong Kong.  No provision for profits tax has been made as the Company has no taxable income subject to the Hong Kong profits tax for the three and nine months ended September 30, 2010 and 2009.  The applicable statutory tax rates for the nine months ended September 30, 2010 and 2009 are 16.5%.

The Company’s operating subsidiaries are governed by the Income Tax Law of the PRC concerning PRC Enterprises and various local income tax laws (“the Income Tax Laws”). Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law replaced the old laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”). The key changes were:

a. The new standard EIT rate of 25% replaces the 33% rate applicable to both DES and FIEs, except for High-Tech companies that pay a reduced rate of 15%;

b. Companies established before March 16, 2007 continue to enjoy tax holiday treatment approved by local governments for a grace period of either the next 5 years, or until the tax holiday term is completed, whichever is sooner.

The reconciliation of income taxes computed at the PRC federal and local statutory tax rate applicable to the PRC, to income tax expense are as follows:

	Nine months ended September 30,
	2010	2009
	Unaudited	Unaudited
Consolidated income before income tax	3,442,596	1,918,426
PRC state and local statutory tax rate	25%	25%
Computed expected expense	860,649	479,607
Non-deductible items and other	15,175	6,297
Income tax expense	875,824	485,904

	Three months ended September 30,
	2010	2009
	Unaudited	Unaudited
Consolidated income before income tax	1,563,012	356,738
PRC state and local statutory tax rate	25%	25%
Computed expected expense	390,753	89,185
Non-deductible items and other	31,569	3,142
Income tax expense	422,322	92,327

There were no tax benefits that, if recognized, would reduce the Company’s annual effective tax rate. The Company does not expect its unrecognized tax benefits to change significantly over the next 12 months.

Our policy is to recognize interest expense and penalties related to income tax matters as a component of income tax expense. There was no accrued interest and penalties associated with uncertain tax positions as of September 30, 2010 and 2009.

Value Added Tax (“VAT”):

In accordance with the relevant taxation laws in the PRC, the normal VAT rate for domestic sales is 17%, which is levied on the invoiced value of sales and is payable by the purchaser. The Company is required to remit the VAT it collects to the tax authority. A credit is available whereby VAT paid on the purchases can be used to offset the VAT due on the sales. Net VAT payable was nil and $93 at September 30, 2010 and December 31, 2009, respectively, and was included in taxes payable.

Revenues, expenses and assets are recognized net of the amount of VAT except:

a. where the VAT incurred on the purchase of assets or services is not recoverable from the taxation authority, in which case the VAT is recognized as part of the cost of acquisition of the assets or as part of the expense item as applicable; and

b. receivables and payables are stated with the amount of VAT included.

13. Major customers and suppliers:

Major customers:

During the nine months ended September 30, 2010, one customer constituted approximately 45% of total revenue. At September 30, 2010, amounts due from this customer were $2,245,949. During the nine months ended September 30, 2009, two customers constituted approximately 57% of total revenue. At September 30, 2009, amounts due from these customers totaled $1,030,552.

Major suppliers:

During the nine months ended September 30, 2010, the Company purchased 88% of our raw materials and finished goods from three suppliers. As of September 30, 2010, the accounts payable due to these suppliers was $-. During the nine months ended September 30, 2009, the Company purchased 89% of our raw materials and finished goods from two suppliers. As of September 30, 2009, the accounts payable due to these suppliers was approximately $425,339.

14. Subsequent events:

Subsequent events have been evaluated through January 6, 2011.

On December 31, 2010, CCDL entered into a share exchange agreement with Velvet Rope Special Events, Inc. (“VELV”), a US Public Shell Company incorporated in Los Angeles, California. CCDL agreed to exchange all of its issued and outstanding capital stock for 1,173,000 shares of VELV’s common stock and 68,445 warrants with each warrant to purchase 1 share of VELV’s common stock at an exercise price of $5.11. The warrants vest immediately and expire on December 31, 2013, representing approximately 84.20% of VELV’s issued and outstanding shares of common stock. The Share Exchange is being accounted for as a "reverse acquisition," since the CCDL Shareholders now own a majority of the outstanding shares of the VELV's common stock immediately following the Share Exchange and now are in control of the company.

Reports to Security Holders

We are subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

CHINA CURRENCY DEVELOPMENT LIMITED

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

(EXPRESSED IN US DOLLAR UNLESS OTHERWISE SPECIFIED)

The following discussion should be read in conjunction with our consolidated financial statements and the notes thereto which appear elsewhere in this report. The results shown herein are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements based on current expectations, which involve uncertainties. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plan," "project," "predict," "potential," "continue," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could," or the negative of these terms or other comparable terminology. All forward-looking statements included in this document are based on information available to the management on the date hereof. Actual results and the timing of events could differ materially from the forward-looking statements as a result of a number of factors. Readers should also carefully review factors set forth in other reports or documents that we file from time to time with the Securities and Exchange Commission.

Overview:

We provide designing, installing and testing services of security and safety systems. A majority of our revenues is derived from the provision of surveillance and safety packaged solutions which include the products, installation and after-sale service maintenance to our customers. Because the majority of our revenues are derived from installations, they are generally non-recurring. Maintenance services in our packaged solution are included for the first year from the date of completion. Our customers may extend our maintenance program after the first year for an additional fee.

Presently, we have a small market share in Liaoning province. Our management anticipates being able to grow our presence with our competitive advantages in quality, our strong management team and capacity expansion. Our revenue for the year ended December 31, 2009 achieved $6,273,361.

Liquidity and capital resources and results of operations for the nine months ended September 30, 2010 and 2009:

Liquidity and capital resources:

As of September 30, 2010, we had cash and cash equivalents of $1,924,044. We believe our existing cash and cash equivalents will be sufficient to maintain our operations at present level for at least the next twelve months. We plan to review acquisition opportunities as a strategy for further growth.

Net cash provided by operating activities for the nine months ended September 30, 2010 was $802,615. This was primarily due to net income of $2,566,772, adjusted by non-cash related expenses including depreciation and amortization of $79,236, offset by a net decrease in working capital items of $1,843,393. The net decrease in working capital items was mainly due to increase in accounts receivable which resulted from the significant increase in revenues during the nine months ended September 30, 2010.

Net cash provided by operating activities for the nine months ended September 30, 2009 was $1,363,666. This was primarily due to the net income of $1,432,522, adjusted by non-cash related expenses including depreciation and amortization of $76,283, offset by a net decrease in working capital items of $145,139.

Comparison of results for the nine months ended September 30, 2010 and 2009:

Revenues:

	Nine months ended September 30,
	2010	% of	2009	% of	% of
	Unaudited	revenues	Unaudited	revenues	change
Maintenance service	2,301,994	25.68%	949,665	17.93%	142.40%
Supply and installation projects	6,660,856	74.32%	4,347,244	82.07%	53.22%
	8,962,850	100%	5,296,909	100%	69.21%

The majority of the Company’s revenues come from two divisions: supply and installation projects and maintenance service. During the nine months ended September 30, 2010, project income increased by 53% as four new project contracts were signed and completed in FY2010. And because of growth in the surveillance and safety market in China and increased market demand for our products, our total revenues increased by $3,665,941, or 69% from $5,296,909 for the nine months ended September 30, 2009 to $8,962,850 for the nine months ended September 30, 2010.

Cost of goods sold:

	Nine months ended September 30,
	2010	% of	2009	% of	% of
	Unaudited	revenues	Unaudited	revenues	change
Cost of goods sold	4,656,597	51.95%	3,033,179	57.26%	53.52%

Cost of goods sold primarily consists of the cost of our raw materials and labor. Cost of goods sold increased by 54%, or $1,623,418, from $3,033,179 for the nine months ended September 30, 2009 to $4,656,597 for the nine months ended September 30, 2010. This increase was primarily attributable to the increase of our revenues in FY2010, as discussed above.

Gross margin:

	Nine months ended September 30,
	2010	% of	2009	% of	% of
	Unaudited	revenues	Unaudited	revenues	change
Maintenance service	1,753,752	19.57%	657,914	12.42%	166.56%
Supply and installation projects	2,552,501	28.48%	1,605,816	30.32%	58.95%
	4,306,253	48.05%	2,263,730	42.74%	90.23%

During the nine months ended September 30, 2010, we achieved gross margin of $4,306,253, increased by 90%, or $2,042,523 compared to $2,263,730 for the nine months ended September 30, 2009, which was consistent with changes in revenues and cost of goods sold.

Sales, marketing and other operating expenses:

	Nine months ended September 30,
	2010	% of	2009	% of	% of
	Unaudited	Revenues	Unaudited	revenues	change
Sales, marketing and other operating expenses	453,962	5.06%	147,359	2.78%	208.07%

Sales, marketing and other operating expenses mainly consist of salaries, entertainment fee and advertisement fee. Sales, marketing and other operating expenses increased by 208%, or $306,603 to $453,962 for the nine months ended September 30, 2010 from $147,359 for the nine months ended September 30, 2009. The increase was primarily attributable to outdoor advertisement of $294,200.

General and administrative expenses:

	Nine months ended September 30,
	2010	% of	2009	% of	% of
	Unaudited	revenues	Unaudited	revenues	change
General and administrative expenses	458,431	5.11%	200,958	3.79%	128.12%

General and administrative expenses consist of salaries, office expenses and depreciation. General and administrative expenses increased by 128%, or $257,473 to $458,431 for the nine months ended September 30, 2010 from $200,958 for the nine months ended September 30, 2009. The increase was mainly due to increased professional service fee because of the Company’s listing plan.

Net income:

As a result of the above, during the nine months ended September 30, 2010, net income was $2,566,772 compared to a net income of $1,432,522 for the nine months ended September 30, 2009.

Comparison of results for the three months ended September 30, 2010 and 2009:

Revenues:

	Three months ended September 30,
	2010	% of	2009	% of	% of
	Unaudited	revenues	Unaudited	revenues	change
Maintenance service	795,434	18.48%	477,989	51.78%	66.41%
Supply and installation projects	3,507,706	81.52%	455,096	48.22%	688.08%
	4,303,140	100.00%	923,085	100.00%	366.17%

Our revenues increased by $3,380,055, or 366% from $923,085 for the three months ended September 30, 2009 to $4,303,140 for the three months ended September 30, 2010. The increase is primarily due to supply and installation projects.

Cost of goods sold:

	Three months ended September 30,
	2010	% of	2009	% of	% of
	Unaudited	revenues	Unaudited	revenues	change
Cost of goods sold	2,405,312	55.90%	412,524	44.69%	483.07%

Cost of goods sold increased by 483%, or $1,992,788, from $412,524 for the three months ended September 30, 2009 to $2,405,312 for the three months ended September 30, 2010. This increase was primarily attributable to the increase in revenues during fiscal 2010, as discussed above.

Gross margin:

	Three months ended September 30,
	2010	% of	2009	% of	% of
	Unaudited	revenues	Unaudited	revenues	change
Maintenance service	549,547	12.77%	321,308	34.81%	71.03%
Supply and installation projects	1,348,281	31.33%	189,253	20.50%	612.42%
	1,897,828	44.10%	510,561	55.31%	271.71%

During the three months ended September 30, 2010, we achieved gross margin of $1,897,828, increased by 272%, or $1,387,267 compared to $510,561 for the three months ended September 30, 2009, which was consistent with changes in revenues and cost of goods sold.

Sales, marketing and other operating expenses:

	Three months ended September 30,
	2010	% of	2009	% of	% of
	Unaudited	revenues	Unaudited	revenues	change
Sales, marketing and other operating expenses	159,711	3.71%	76,218	8.26%	109.54%

Sales, marketing and other operating expenses increased by 110%, or $83,493 to $159,711 for the three months ended September 30, 2010 from $76,218 for the three months ended September 30, 2009.

General and administrative expenses:

	Three months ended September 30,
	2010	% of	2009	% of	% of
	Unaudited	revenues	Unaudited	revenues	change
General and administrative expenses	149,498	3.47%	78,895	8.55%	89.49%

General and administrative expenses increased by 89%, or $70,603 to $149,498 for the three months ended September 30, 2010 from $78,895 for the three months ended September 30, 2009.

Net income:

As a result of the above, during the three months ended September 30, 2010, net income was $1,140,690 compared to a net income of $264,411 for the three months ended September 30, 2009.

Liquidity and capital resources and results of operations for the years ended December 31, 2009 and 2008:

Liquidity and capital resources:

As of December 31, 2009, we had cash and cash equivalents of $356,176. We believe our existing cash and cash equivalents will be sufficient to maintain our operations at present level for at least the next twelve months. We plan to review acquisition opportunities as a strategy for further growth.

Net cash provided by operating activities for the year ended December 31, 2009 was $1,010,932, This was primarily due to the net income of $1,783,955, adjusted by non-cash related expenses including depreciation and amortization of $102,997, offset by a net decrease in working capital items of $876,020.

Net cash provided by operating activities for the year ended December 31, 2008 was $1,062,444. This was primarily due to the net income of $570,312, adjusted by non-cash related expenses including depreciation and amortization of $26,148, and a net increase in working capital items of $465,984.

Net cash used in investing activities for the year ended December 31, 2009 was $2,953,622, which was a capital expenditure on property, plant and equipment. Net cash used in investing activities for the year ended December 31, 2008 was $754,813 for purchase of property, plant and equipment.

Net cash provided by financing activities for the year ended December 31, 2009 was $1,905,930, comprised of capital contribution from shareholder of $2,345,760 and dividend distribution of $439,830 to shareholders of subsidiaries.

Comparison of results for twelve months ended December 31, 2009 and 2008:

Revenues:

	Years ended December 31,				% of
	2009	% of revenues	2008	% of revenues	change
Maintenance service	1,711,680	27.28%	256,916	9.38%	566.24%
Supply and installation projects	4,561,681	72.72%	2,481,195	90.62%	83.85%
	6,273,361	100.00%	2,738,111	100.00%	129.11%

Project income increased by 84% for the year ended December 31, 2009 as one project contract of FY2008 was deferred to FY2009 and two new project contracts were signed and completed in FY2009. In addition, because of growth in the surveillance and safety market in China and increased market demand for our products, our total revenues increased by $3,535,250, or 129% from $2,738,111 for the year ended December 31, 2008 to $6,273,361 for the year ended December 31, 2009.

Cost of goods sold:

	Years ended December 31,				% of
	2009	% of revenues	2008	% of revenues	change
Cost of goods sold	3,362,139	53.59%	1,749,370	63.89%	92.19%

Cost of goods sold increased by 92%, or $1,612,769, from $1,749,370 for the year ended December 31, 2008 to $3,362,139 for the year ended December 31, 2009. This increase was primarily attributable to the increase of our revenues in FY2009, as discussed above.

Gross margin:

	Years ended December 31,				% of
	2009	% of revenues	2008	% of revenues	change
Maintenance service	1,205,292	19.21%	196,355	7.17%	570.45%
Supply and installation projects	1,705,930	27.19%	792,386	28.94%	101.26%
	2,911,222	46.40%	988,741	36.11%	194.44%

During the year ended December 31, 2009, we achieved gross margin of $2,911,222, increased by 194%, or $1,922,481 compared to $988,741 for the year ended December 31, 2008, which was consistent with changes in revenues and cost of goods sold.

Sales, marketing and other operating expenses:

	Years ended December 31,				% of
	2009	% of revenues	2008	% of revenues	change
Sales, marketing and other operating expenses	233,517	3.72%	104,550	3.82%	123.35%

Sales, marketing and other operating expenses increased by 123%, or $128,967 to $233,517 for the year ended December 31, 2009 from $104,550 for the year ended December 31, 2008. The increase was primarily attributable to increase in salaries as more sales persons were hired in FY2009 for sales promotion.

General and administrative expenses:

	Years ended December 31,				% of
	2009	% of revenues	2008	% of revenues	change
General and administrative expenses	291,857	4.65%	121,079	4.42%	141.05%

General and administrative expenses increased by 141%, or $170,778 to $291,857 for the year ended December 31, 2009 from $121,079 for the year ended December 31, 2008. The increase was mainly concentrated in depreciation.

 Net income:

As a result of the above, during the year ended December 31, 2009, net income was $1,783,955 compared to a net income of $570,312 for the year ended December 31, 2008.

Critical accounting policies:

We believe the following critical accounting policies, among others, affect management's more significant judgments and estimates used in the preparation of the consolidated financial statements:

Fair value measurement:

Accounting Standards Codification (“ASC”) 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This standard establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;
Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the assets or liabilities; and
Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity)

At December 31, 2009 and 2008, the Company has no financial assets or liabilities subject to recurring fair value measurements.

The Company's financial instruments include cash and cash equivalents, accounts receivable, other receivables, due from (to) related parties, accounts payable, advances from customers and bank loans. Management estimates that the carrying amounts of the financial instruments approximate their fair values due to their short-term nature.

Accounts receivable:

Accounts receivable are stated at cost, net of an allowance for doubtful accounts (none at December 31, 2009 and 2008). The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectibility of accounts receivables. The Company makes judgments about the credit worthiness of each customer based on ongoing credit evaluations, and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customer begins to deteriorate, resulting in their inability to make payments, a larger allowance may be required.

Inventories:

Inventories are stated at the lower of cost, determined on a first-in first-out basis, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and the estimated costs necessary to make the sale.  When inventories are sold, their carrying amount is charged to expense in the year in which the revenue is recognized. Write-downs for declines in net realizable value or for losses of inventories are recognized as an expense in the year the impairment or loss occurs.

Property, plant and equipment:

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over the assets’ estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	40 years
Office equipment	5 years
Motor vehicles	10 years
Furniture and fixtures	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of operations. The cost of maintenance and repairs is charged to the statement of operations as incurred, whereas significant renewals and betterments are capitalized.

Land use rights:

According to the laws of China, the government owns all the land in China. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. Land use rights are being amortized using the straight-line method over the lease term of the rights.

The Company follows the provisions of ASC 350-30-50 “Goodwill and Other Intangible Assets”. Under this guidance, finite lived intangible assets are amortized over their estimated useful lives and are reviewed for impairment if indications of possible impairment exist. The Company determined that no impairment adjustments were necessary as of December 31, 2009 and 2008.

Accounting for the impairment of long-lived assets:

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed off are reported at the lower of the carrying amount or fair value less costs to sell.

There was no impairment of long-lived assets as of December 31, 2009 and 2008.

Revenue recognition:

The Company’s revenue recognition policies are in compliance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) 104 (codified in FASB ASC Topic 605). Revenue is recognized when services have been rendered or product delivery has occurred, a formal arrangement exists, the price is fixed or determinable, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

The Company derives its revenue from six revenue streams: supply and installation project income, maintenance service income, system checking service, installation income, repair income, and sales of equipment. The Company derives the majority of its revenue from the supply and installation of surveillance and security equipment and systems. The two deliverables do not meet the separation criteria under Emerging Issues Task Force (“EITF”) Issue 00-21 “Revenue Arrangements with Multiple Deliverables” (EITF No. 00-21) (codified in FASB ASC Topic 605). Revenue from the supply and installation of surveillance and security equipment and systems is recognized when the installation is completed and customer acceptance is received. For installation contracts that are partially completed at a reporting period, the Company recognizes revenue based on percentage of completion method as work on the contract progresses. The income recognized is the percentage of total estimated income that cost of materials used to-date bear to the estimated total material costs of the contract. The customer signs off on a progress report to indicate acceptance of the percentage recognized.

Revenue from sales of equipment is recognized when the equipment is delivered, title and risk is transferred. Sales revenue represents the invoiced value of goods and services, net of value-added tax (“VAT”).

Revenue from maintenance service income is recognized monthly over the one year term of the agreement. Revenue from the system checking service, installation income and repair income are recognized when the installation and/or work is completed and the customer acceptance is received.

Only the repair income and the sale of equipment are subject to 3% VAT. Revenue from maintenance service income, system checking service, project income and installation income are subject to a 3% to 5% business tax, which is reflected in the cost of goods sold.

Most of the major contracts are bundled with post-installation service for the duration of one year. During this period, customers are entitled to exchange parts if they are found to be not working in line with specifications or if there is quality problem.

There is no general right of return indicated in the contracts. If any equipment delivered does not fit the required specifications, customers are entitled to an exchange for the correct item; or if the item is not functioning properly, the Company is responsible for fixing it or replacing it with a new item, which is usually covered by the manufacturer’s warranty. Customers are not entitled to a refund.

Because there is no general right of return and the cost of the post-installation service of a typical contract accounts for an insignificant part of the contract, the Company’s revenue arrangements do not contain multiple deliverables.

Warranties:

The Company offers a warranty to its customers on its products for a one year term. The Company accrues for warranty costs based on estimates of the costs that may be incurred under its warranty obligations. The warranty expense and related accrual is included in the Company’s sales, marketing and other operating expenses and other current liabilities respectively, and is recorded at the time revenue is recognized. Factors that affect the Company’s warranty liability include the number of sold equipments, its estimates of anticipated rates of warranty claims, costs per claim and estimated support labor costs and the associated overhead. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary. The Company’s warranty expense was immaterial for the years ended December 31, 2009 and 2008.

Income taxes:

The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax asset and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and tax loss carry forwards. Deferred tax asset and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The Company files income tax returns with the relevant government authorities in the PRC. The Company is not subject to examination for years before 2007. The Company does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

PROPERTIES

Offices of China Currency and Shenyang Security

Our principal executive offices are located at 68 Harbin Road, Shenyang, Liaoning, People’s Republic of China, 110002.   This facility is approximately 8,400 square feet which also houses the offices of our subsidiary Shenyang Security, as well as the warehouse and distribution facility for Shenyang Security.

Offices of Liaoning Huaxun.

The offices of our subsidiary Liaoning Huaxun are located at No.68, Heping North Street, Heping District, Shenyang, Liaoning, PRC,  This facility is approximately 4,950 suare feet and  houses our sales and administration departments.  We have a lease to use this facility until January, 2014.

Shenyang Security Training and Demonstration Center

At Shoubingtai Village, Guchengzi Town, Dongling District, Shenyang, Liaoning, PRC, we maintain a 5380 square foot facility which houses a training and demonstration center for Shenyang Security.

Development Property

Also, in Shoubingtai Village, Guchengzi Town, Dongling District, Shenyang, Liaoning, PRC, we hold land use rights for a 16,140 plot of land which we intend to use for the development of new facilities to house our various operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of December 31, 2010 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 68 Harbin Road, Shenyang, Liaoning, People’s Republic of China, 110002.

Name of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Rui Tan	President, Chief Executive Officer and Chair	Common stock, $0.0001 par value	577,875	41.48%
Chuang Gao	Director	Common stock, $0.0001 par value	0	0
Chen Fang	Director	Common stock, $0.0001 par value	0	0
Jing Wang	Chief Financial Officer, Director	Common stock, $0.0001 par value	0	0
Xin Tian	Chief Operating Officer	Common stock, $0.0001 par value	36,984	2.65
All officers and directors as a group (5 persons named above)			614,859	44.13%

	Greater Than 5% Shareholders
Tieyu Wang		Common stock, $0.0001 par value	92,460	6.63%
Donghong Yang		Common stock, $0.0001 par value	73,968	5.30%

(1)
Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)
A total of 1,393,000 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of January 4, 2010. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our Company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

Name	Age	Position
Rui Tan	43	President, Chief Executive Officer and Chair
Jing Wang	24	Chief Financial Officer and Director
Chuang Gao	57	Director
Chen Fang	35	Director
Xin Tian	47	Chief Operating Officer

Mr. Rui Tan. Mr. Tan has served as the Chief Executive Officer, President and Chair since the closing of the reverse acquisition of China Currency on December 31, 2010. Mr. Tan is currently the President of Shenyang Security, a position he has held since March 2006. Previously, Mr. Tan was the President of Liaoning Huaxun Housing Development Corporation, from November 1994 to March 2006. Mr. Tan graduated from the Shenyang University in Shenyang, Liaoning with a Bachelor of Mechanical Engineering degree in 1988.

Ms. Jing Wang. Ms. Wang has served as the Chief Financial Officer and Director since the closing of the reverse acquisition of China Currency on December 31, 2010. Ms. Wang is currently the Chief Financial Officer of Shenyang Security, a position she has held since December 31, 2010. Previously, Ms. Wang was the Assistant Manager of Crowe Horwath China, Certified Public Accountants in Beijing, from December 2009 to December 2010. Previous to this, Ms. Wang was a Senior Analyst with Emerson Group in Shenzhen City, China, from June 2007 to November 2009. Ms. Wang graduated from Shaoyang University in Shaoyang, Hunan, with a Bachelor of Arts degree in 2008. Ms. Wang graduated from Hunan University in Changsha, Hunan, with a Bachelors degree in Business Administration in 2008. Ms. Wang currently holds Certified Accountant professional designation in China.

Dr. Chuang Gao, Ph.D. Dr. Gao has served as a Director since the closing of the reverse acquisition of China Currency on December 31, 2010. Dr. Gao is currently the Assistant to the President of Capital University of Economics, Beijing, a position he has held since August 2009. Previously, Dr. Gao was the Dean of the faculty of Business Administration at Liaoning University, Shenyang, from August 1998 to August 2009. Previous to this, Dr. Gao was the Director of Finance at Liaoning University, from August 1997 to August 1998. Previous to this, Dr. Gao was the Associate Dean of the faculty of Business Administration at Liaoning University, from August 1995 to August 1997. Previous to this, Dr. Gao was an Associate Professor with the faculty of Business Administration at Liaoning University, from August 1982 to August 1995. Dr. Gao graduated from the Liaoning University with a Bachelor degree in Business Administration in 1992. Dr. Gao graduated from the Renmin University of China, Beijing, with a Masters degree in Business Administration in 1986. Dr. Gao graduated from the Liaoning University with a Ph.D. in 1997.

Mr. Chen Fang. Mr. Fang has served as a Director since the closing of the reverse acquisition of China Currency on December 31, 2010. Mr. Fang is currently the International Audit Department Manager of Crowth Horwarth China Certified Public Accountants, Beijing, a position he has held since March 2010. Previously, Mr. Fang was the Senior Supervisor with Ever Trust CPAs Co., Ltd., Beijing, from December 2007 to February 2010. Previous to this, Mr. Fang was the Senior Auditor with Tianzhi International Certified Public Accountants Co., Ltd., Beijing, from December 2006 to November 2007.  Previous to this, Mr. Fang was the Senior Auditor with GC Certified Public Accountants Co., Ltd., Beijing, from January 2005 to October 2005.  Previous to this, Mr. Fang was the Financial Manager with Anhui Chemical Machinery Manufacture Co., Ltd., Anhui, from October 1997 to December 2004. Mr. Fang graduated from the West Anhui University in Hefei, Anhui with an Associate degree in Business Administration in 1996. Mr. Fang graduated from the Central University of Finance and Economics in Beijing with a Bachelors degree in Business Administration in 2004. Mr. Feng is a Certified Public Accountant.

Mr. Xin Tian. Mr. Tian has served as the Chief Operating Officer since the closing of the reverse acquisition of China Currency on December 31, 2010. Mr. Tian is currently the Chief Operating Officer of Shenyang Security, a position he has held since June 2010. Previously, Mr. Tian was a Director of Liaoning Guangda Saima Entertainment, Co. Ltd., from May 2000 to December 2009. Previous to this, Mr. Tian was the General Manager of Liaoning Tongxin Industrial Company from August 1985 to October 1995. Previous to this, Mr. Tian was a Director of the Liaoning Provincial People’s Procuratorate from August 1985 to October 1995. Mr. Tian graduated from Liaoning University in Shenyang with a Bachelor of Business Administration degree in 1985. Mr. Tian graduated from Northeastern University in Shenyang, Liaoning, with a Masters of Business Administration degree in 2001.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Committees of the Board of Directors

On December 31, 2010, we appointed the following committees of the Board of Directors:

Audit Committee

Our audit committee will consist of our independent directors Chuang Gao and Cheng Fang.  The Committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company.  The audit committee is responsible for, among other things:

●	selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;
●	reviewing with our independent auditors any audit problems or difficulties and management’s response;
●	reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;
●	discussing the annual audited financial statements with management and our independent auditors;
●	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;
●	annually reviewing and reassessing the adequacy of our audit committee charter;
●	such other matters that are specifically delegated to our audit committee by our board of directors from time to time;
●	meeting separately and periodically with management and our internal and independent auditors; and
●	reporting regularly to the full board of directors.

Compensation Committee

Our compensation committee will consist of our independent directors Chuang Gao and Cheng Fang. Our compensation committee assists the board in reviewing and approving the compensation structure of our directors and executive officers, including all forms of compensation to be provided to our directors and executive officers. Members of the compensation committee are not prohibited from direct involvement in determining their own compensation. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated.  The compensation committee is responsible for, among other things:

●	approving and overseeing the compensation package for our executive officers;
●	reviewing and making recommendations to the board with respect to the compensation of our directors;
●
reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives, and setting the compensation level of our chief executive officer based on this evaluation; and

●
reviewing periodically and making recommendations to the board regarding any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee will consist of our independent directors Chuang Gao and Cheng Fang.  The corporate governance and nominating committee assists the board of directors in identifying individuals qualified to become our directors and in determining the composition of the board and its committees.  The corporate governance and nominating committee is responsible for, among other things:

●	identifying and recommending to the board nominees for election or re-election to the board, or for appointment to fill any vacancy;

●	reviewing annually with the board the current composition of the board in light of the characteristics of independence, age, skills, experience and availability of service to us;
●	identifying and recommending to the board the directors to serve as members of the board’s committees;
●
advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Board Leadership and Risk Oversight

Our Chief Executive Officer also serves as Chair of the Board. The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chair of the Board because he is the director most familiar with our business and industry and the director most capable of identifying strategic priorities and executing our business strategy. In addition, having one person serve as both Chair and Chief Executive Officer eliminates potential for confusion and provides clear leadership for the Company, with a single person setting the tone and managing our operations. The Board oversees specific risks, including, but not limited to:

●	appointing, retaining and overseeing the work of the independent auditors, including resolving disagreements between the management and the independent auditors relating to financial reporting;

●	approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing annually the independence and quality control procedures of the independent auditors;

●	reviewing, approving, and overseeing risks arising from proposed related party transactions;

●	discussing the annual audited financial statements with the management;

●
meeting separately with the independent auditors to discuss critical accounting policies, management letters, recommendations on internal controls, the auditor’s engagement letter and independence letter and other material written communications between the independent auditors and the management; and

●
monitoring the risks associated with management resources, structure, succession planning, development and selection processes, including evaluating the effect the compensation structure may have on risk decisions.

Code of Ethics

We currently have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives. The Code of Ethics is included as Exhibit 14.1 of this Current Report.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

EXECUTIVE COMPENSATION

The following Executive Compensation Chart highlights the compensation for our executive officers. No other executive officers received salary and bonus in excess of $100,000 for the prior two fiscal years.

Compensation of Executive Members

Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted StockAward(s) ($)	Securities Underlying Options/ SARs (#) (#)	LTIP Payouts ($)	Total ($)
Maneeja Noory (former sole officer)(1)	2009 2008	$5,540 $2,382	$0 $0	$0 $0	N/A N/A	N/A N/A	N/A N/A	$5,540 $2,382
Edmund Forister (former sole officer) (2)	2009 2008	$0 N/A	$0 N/A	$0 N/A	$0 N/A	$0 N/A	$0 N/A	$0 N/A
Rui Tan CEO (3)	2009 2008	$2,550 $2,350	$0 $0	$0 $0	N/A N/A	N/A N/A	N/A N/A	$2,550 $2,350
Jing Wang CFO (3)	2009 2008	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A
Xin Tian COO (3)	2009 2008	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A

(1)	Maneeja Noory resigned as our Presodent, Chief Executive Officer, Chief Financial Officer, Secretary. Treasurer and Director on November 18, 2010.

(2)	Edmund Forister resigned as our Presodent, Chief Executive Officer, Chief Financial Officer, Secretary. Treasurer and Director on December 31, 2010.

(3)	These amounts represent compensation paid by China Currency and its subsidiaries.

Employment Agreements

On December 31, 2010, we entered into a two-year employment agreement with Mr. Rui Tan to serve as our Chief Executive Officer. The agreement provides for an annual base salary of $60,700 and an annual bonus equal to 50% of the base salary subject to the discretion of the Board of Directors.  The term of employment will renew automatically for successive 1 year periods unless 90 days prior notice is given by either party prior to the expiration of the term.  The agreement may be terminated without cause by the Company subject to 30 days prior notice, payment of 2 months salary, and a 2 month extension of any applicable employee benefit plans. On December 31, 2010, we entered into a two-year employment agreement with Ms. Jing Wang to serve as our Chief Financial Officer. The agreement provides for an annual base salary of $45,500 and an annual bonus equal to 50% of the base salary subject to the discretion of the Board of Directors.  The term of employment will renew automatically for successive 1 year periods unless 90 days prior notice is given by either party prior to the expiration of the term.  The agreement may be terminated without cause by the Company subject to 30 days prior notice, payment of 2 months salary, and a 2 month extension of any applicable employee benefit plans. On December 31, 2010, we entered into a two-year employment agreement with Mr. Xin Tian to serve as our Chief Executive Officer. The agreement provides for an annual base salary of $30,350 and an annual bonus equal to 50% of the base salary subject to the discretion of the Board of Directors.  The term of employment will renew automatically for successive 1 year periods unless 90 days prior notice is given by either party prior to the expiration of the term.  The agreement may be terminated without cause by the Company subject to 30 days prior notice, payment of 2 months salary, and 2 month extension of any applicable employee benefit plans.

Outstanding Equity Awards at Fiscal Year End

For the year ended December 31, 2009, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan.

Compensation of Directors

No member of our Board of Directors received any compensation for his services as a director during the year ended December 31, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions With Related Persons

The following includes a summary of transactions since the beginning of the 2010 year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or direct material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

The company purchased a building from Mr Tieyu Wang, who was previously the director of Shenyang Security, in January, 2009, for the consideration of US$732,500 with the last payment made in June, 2010.The above buildings were put into use upon purchase and recognized as property, plant and equipment.The building purchased in January, 2008 and January 2009 are used for general office and training facility, respectively.

On December 31, 2010, we entered into and closed the Share Exchange Agreement with China Currency, its sole shareholder, ACE, and Maneeja Noory, pursuant to which we acquired 100% of the issued and outstanding capital stock of China Currency in exchange for 1,173,000 shares of our common stock, par value $0.0001, and 68,445 warrants with each warrant to purchase 1 share of our common stock at an exercise price of $5.11 per share.  The warrants vested immediately upon issuance and will expire on December 31, 2013.  Both the number and purchase price of the warrants are adjustable for any future dilution or concentration of our common stock resulting from a capital reorganization.  The 1,173,000 and 64,445 warrants issued to the designees of ACE  constituted 84.94% of our issued and outstanding capital stock on a fully-diluted basis (which assumes the issuance of the common shares underlying the warrants) immediately after completion of the reverse acquisition and after giving effect to the concurrent cancellation of 3,920,000 shares of our common stock by Ms. Noory.  These 1,173,000 shares were issued  to Rui Tan, our director and Chief Executive Officer.

As a condition precedent to the consummation of the Share Exchange Agreement, on December 31, 2010 we cancelled 3,920,000 shares of our common stock owned by Maneeja Noory as well as cancelled all loans owed by us to Maneeja Noory.

Amount due from related parties consists of the following:

	September 30, 2010	December 31, 2009
	Unaudited	Audited
Due from shareholders	587,451	671,723

Balances due to these related parties is unsecured, non-interest bearing and due on demand.

Amount due to related parties consists of the following:

	September 30, 2010	December 31, 2009
	Unaudited	Audited
Rui Tan	1,260	208,995

Rui Tan is our officer and director. Balance due to this related party is unsecured, non-interest bearing and due on demand.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

Our common shares are listed on the OTC Bulletin Board which does not have requirements on independence of directors. However, our Board of Directors has adopted the definitions, standards and exceptions to the standards for evaluating director independence provided in the NASDAQ Stock Market rules, and determined that our directors Chuang Gao and Cheng Fang are “independent directors” as defined under the rules of the NASDAQ Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. Except as set forth below, we are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTCBB Market and trades under the symbol “VELV.” Historically, there has not been an active trading market for our common stock and since we were granted our symbol there have not been any trades in our common stock.

Holders

As of January 4th, 2011 there were approximately 35 stockholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

Any decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.0001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have pre-emptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating subsidiary in the PRC, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value of $0.0001 in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the un-issued preferred stock might tend to discourage or render more difficult a merger or other change in control.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our bylaws and articles of incorporation, the holders of the Company's common stock do not have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company's issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company's board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-takeover Effects of Delaware Law

Business Combinations

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prohibits, subject to exceptions, publicly-traded Delaware corporations from engaging in a business combination, which includes a merger or sale of more than 10% of the corporation's assets, with any interested stockholder. An interested stockholder is generally defined as a person who, with its affiliates and associates, owns or, within three years before the time of determination of interested stockholder status, owned 15% or more of a corporation's outstanding voting securities. This prohibition does not apply if: the transaction is approved by the Board of Directors before the time the interested stockholder attained that status; upon the closing of the transaction that resulted in the stockholder becoming an interest stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the start of the transaction; or at or after the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Transfer Agent And Registrar

Our independent stock transfer agent is Transhare Corporation.Their mailing address is 5105 DTC Parkway, Suite 325, Greenwood Village, CO 80111. There telephone number is  (303) 662-1112.

Shareholder Matters

Certain provisions of Delaware law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Dissenters' Rights

Among the rights granted under Delaware law which might be considered as material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Delaware Revised Statutes ("DRS") 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Delaware law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

●	listed on a national securities exchange,
●	included in the national market system by the National Association of Securities Dealers, or
●	held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation (our certificate of incorporation does not so provide) or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights

Delaware law also specifies that shareholders are to have the right to inspect company records. This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of our outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of: the articles of incorporation, and all amendments thereto, bylaws and all amendments thereto; and a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Delaware law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our certificate of incorporation provides to the fullest extent permitted by Delaware law, that our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our certificate of incorporation is to eliminate the right of us and our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior, except under certain situations defined by statute. We believe that the indemnification provisions in our certificate of incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Securities Act) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, we wilfulness in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On January 6, 2011, we dismissed Li & Company, PC., the independent registered principal accountants of our company.

During the company’s two most recent fiscal years and subsequent interim period preceding the termination of Li & Company, PC., there were no disagreements with Li & Company, PC., which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Li & Company, PC., would have caused to make reference to the subject matter of the disagreements in connection with its reports. Li & Company, PC., as our principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to our financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles, except that the reports of Li & Company, PC., for the fiscal years ended June 30, 2010, and 2009 indicated conditions which raised substantial doubt about our ability to continue as a going concern.

We provided Li & Company, PC., with a copy of this disclosure before its filing with the SEC. We requested that Michael T. Studer, CPA, P.C., provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements. We will file a copy of this letter in an amendment to this Current Report on Form 8-K once it is received by us.

On January 6, 2011 our board of directors approved and authorized the engagement of Morison Cogen LLP as our independent public accountants.

Prior to engaging Morison Cogen LLP on January 6, 2011, Morison Cogen LLP did not provide our company with either written or oral advice that was an important factor considered by our company in reaching a decision to change our independent registered public accounting firm from Michael T. Studer, CPA, P.C., to Morison Cogen LLP.

ITEM 5.03    CHANGE IN FISCAL YEAR

In connection with the closing of the share exchange, on December 31, 2010 we changed our fiscal year end to December 31. The Share Exchange is deemed to be a reverse merger for accounting purposes, with China Currency regarded as the predecessor entity as of December 31, 2010. Starting with the periodic report for the quarter in which the Share Exchange was completed, we will file annual and quarterly reports based on the December 31 fiscal year end of Heli Holding.

In reliance on Section III F of the SEC’s Division of Corporate Finance: Frequently Requested Accounting and Financial Reporting Interpretations and Guidance dated March 31, 2001, we do not intend to file a transition report to reflect the change in fiscal year end.

ITEM 5.06    CHANGE IN SHELL COMPANY STATUS

As a result of the consummation of the share exchange described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation of the Company [incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed on October 17, 2008]
3.2	Bylaws of the Company, adopted on June 17, 2008 [incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed on October 17, 2008]
10.1	Share Exchange Agreement, dated December 31, 2010, among the Company, China Currency Development Limited, ACE Strategy Holidings Limited, and Maneeja Noory
10.2	General Release, dated December 31, 2010, by and between the Company and Maneeja Noory
10.3	Share Purchase Agreement between the Company and Maneeja Noory dated December 31, 2010
10.4	Warrant Agreement with Red Strike One Investment Management, Inc.
10.5	Employment Agreement, dated December 31, 2010, between the Company and Mr. Rui Tan
10.6	Employment Agreement, dated December 31, 2010, between the Company and Ms. Jing Wang
10.7	Employment Agreement, dated December 31, 2010, between the Company and Mr. Xing Tian
10.8	Lease Agreement, dated January 19, 2009, with Ning Chen
14.1	Code of Ethics
21.1	Subsidiaries of the Company
99.1	Unaudited Financial Statements for the Nine Months Ended September 30, 2010
99.2	Audited Financial Statements for the Year Ended December 31, 2009
99.3	Audited Financial Statements for the Year Ended Decemebr 31, 2008.

* The schedules to this document are not being filed herewith. Velvet Rope Special Events, Inc. agrees to furnish supplementally a copy of any such schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VELVET ROPE SPECIAL EVENTS, INC.

Date: January 6, 2011	By:	/s/ Rui Tan
Rui Tan
President, Chief Executive Officer, Director (Chief Principal Officer)